As filed with the Securities and Exchange Commission on October 18, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Manor Care, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-1687107 (I.R.S. Employer Identification Number)
333 N. Summit Street
Toledo, Ohio 43604-2617
(419) 252-5500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s
Principal Executive Offices)

See Table of Additional Co-Registrants Included in this Registration Statement

R. Jeffrey Bixler, Esq.	Copy To:
Vice President and General Counsel 333 N. Summit Street Toledo, Ohio 43604-2617 (419) 252-5500 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)	Michael D. Levin, Esq. Latham & Watkins LLP 233 S. Wacker Drive Chicago, Illinois 60606 (312) 876-7700

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Security	Price(1)	Registration Fee
2.125% Convertible Senior Notes due 2035	$400,000,000	100%	$400,000,000	$47,080
Common Stock, par value $0.01 per share	10,726,720 shares(2)	—	—	—
Senior Guarantees	—	—	—	—(3)

(1)	Equals the aggregate principal amount of notes being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Represents the maximum number of shares of common stock issuable upon conversion of the notes registered hereby at a conversion rate, corresponding to the maximum conversion rate, of 26.8168 shares of common stock for each $1,000 principal amount of notes. Pursuant to Rule 416 under the Securities Act, the registrants are also registering such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(3)	The notes are guaranteed by the guarantors named in the table of Additional Co-Registrants. No separate consideration will be paid in respect of the guarantees pursuant to Rule 457(n) of the Securities Act.
     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Co-Registrants

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No.)
AMERICAN HOSPITAL BUILDING CORPORATION	Delaware	52 — 0985621

AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.	Illinois	53 — 1352950

AMERICANA HEALTHCARE CORPORATION OF GEORGIA	Georgia	37 — 1087694

ANCILLARY SERVICES MANAGEMENT, INC.	Ohio	34 — 163874

ANCILLARY SERVICES, LLC	Delaware	52 — 2166500

ANNANDALE ARDEN, LLC	Delaware	52 — 2111069

BAILY NURSING HOME, INC.	Pennsylvania	23 — 1674218

BAINBRIDGE ARDEN, LLC	Delaware	52 — 2098028

BATH ARDEN, LLC	Delaware	52 — 2099206

BINGHAM FARMS ARDEN, LLC	Delaware	52 — 2106495

BIRCHWOOD MANOR, INC.	Michigan	38 — 1719951

BLUE RIDGE REHABILITATION SERVICES, INC.	Virginia	54 — 1508699

BOOTH LIMITED PARTNERSHIP	Florida	37 — 1080797

CANTERBURY VILLAGE, INC.	Michigan	38 — 2032536

CHARLES MANOR, INC.	Maryland	52 — 0902287

CHESAPEAKE MANOR, INC.	Maryland	52 — 0902288

CLAIRE BRIDGE OF ANDERSON, LLC	Delaware	39 — 1973297

CLAIRE BRIDGE OF AUSTIN, LLC	Delaware	39 — 1973318

CLAIRE BRIDGE OF KENWOOD, LLC	Delaware	39 — 1973322

CLAIRE BRIDGE OF SAN ANTONIO, LLC	Delaware	39 — 1973324

CLAIRE BRIDGE OF SUSQUEHANNA, LLC	Delaware	39 — 1973366

CLAIRE BRIDGE OF WARMINSTER, LLC	Delaware	39 — 1973327

COLEWOOD LIMITED PARTNERSHIP	Maryland	52 — 1335634

COLONIE ARDEN, LLC	Delaware	52 — 2130894

CRESTVIEW HILLS ARDEN, LLC	Delaware	52 — 2092155

DEKALB HEALTHCARE CORPORATION	Delaware	37 — 1019112

DEVON MANOR CORPORATION	Pennsylvania	23 — 2093337

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No.)
DISTCO, INC.	Maryland	52 — 0853907

DIVERSIFIED REHABILITATION SERVICES, INC.	Michigan	38 — 2690352

DONAHOE MANOR, INC.	Pennsylvania	25 — 1147049

EAST MICHIGAN CARE CORPORATION	Michigan	38 — 1747681

EXECUTIVE ADVERTISING, INC.	Maryland	52 — 0912751

EYE-Q NETWORK, INC.	Ohio	34 — 1760305

FIRST LOUISVILLE ARDEN, LLC	Delaware	52 — 2092159

FOUR SEASONS NURSING CENTERS, INC.	Delaware	73 — 0783484

FRESNO ARDEN, LLC	Delaware	52 — 2098630

GENEVA ARDEN, LLC	Delaware	52 — 2124930

GEORGIAN BLOOMFIELD, INC.	Michigan	38 — 1982410

GREENVIEW MANOR, INC.	Michigan	38 — 6062040

HANOVER ARDEN, LLC	Delaware	52 — 2098633

HCR HOME HEALTH CARE AND HOSPICE, INC.	Ohio	34 — 1787978

HCR INFORMATION CORPORATION	Ohio	31 — 1494764

HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.	Florida	65 — 0666550

HCR MANORCARE SERVICES, INC.(F/K/A HEARTLAND CAREPARTNERS, INC.)	Ohio	34 — 1838217

HCR PHYSICIAN MANAGEMENT SERVICES, INC.	Florida	58 — 2242001

HCR REHABILITATION CORP.	Ohio	34 — 1720345

HCRA OF TEXAS, INC.	Texas	74 — 2788668

HCRC INC.	Delaware	22 — 2784172

HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA	Ohio	34 — 4402510

HEARTLAND CARE, LLC	Ohio	32 — 0091717

HEARTLAND EMPLOYMENT SERVICES, LLC	Ohio	34 — 1903270

HEARTLAND HOME CARE, INC.	Ohio	34 — 1787895

HEARTLAND HOME HEALTH CARE SERVICES, INC.	Ohio	34 — 1787967

HEARTLAND HOSPICE SERVICES, INC.	Ohio	34 — 1788398

HEARTLAND INFORMATION SERVICES, INC. (F/K/A HEARTLAND MEDICAL INFORMATION SERVICES, INC.)	Ohio	31 — 1488831

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No.)
HEARTLAND MANAGEMENT SERVICES, INC.	Ohio	34 — 1808700

HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.	Florida	59 — 2504386

HEARTLAND REHABILITATION SERVICES, INC.	Ohio	34 — 1280619

HEARTLAND SERVICES CORP.	Ohio	34 — 1760503

HEARTLAND THERAPY PROVIDER NETWORK, INC.	Delaware	37 — 1027432

HERBERT LASKIN, RPT — JOHN MCKENZIE, RPT PHYSICAL THERAPY PROFESSIONAL ASSOCIATES, INC.	New Jersey	22 — 2137595

HGCC OF ALLENTOWN, INC.	Tennessee	23 — 2244532

IN HOME HEALTH, INC.	Minnesota	41 — 1458213

INDUSTRIAL WASTES, INC.	Pennsylvania	25 — 1264509

IONIA MANOR, INC.	Michigan	38 — 1749970

JACKSONVILLE HEALTHCARE CORPORATION	Delaware	37 — 1069936

JEFFERSON ARDEN, LLC	Delaware	52 — 2111068

KENWOOD ARDEN, LLC	Delaware	52 — 2116657

KNOLLVIEW MANOR, INC.	Michigan	38 — 1724149

LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.	Delaware	52 — 1462046

LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC.	Maryland	52 — 1352949

LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.	Delaware	52 — 1462056

LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.	Virginia	52 — 1363206

LINCOLN HEALTH CARE, INC.	Ohio	34 — 1352822

LIVONIA ARDEN, LLC	Delaware	52 — 2104704

MANOR CARE AVIATION, INC.	Delaware	52 — 1462072

MANOR CARE OF AKRON, INC.	Ohio	52 — 0970447

MANOR CARE OF AMERICA, INC	Delaware	52 — 1200376

MANOR CARE OF ARIZONA, INC.	Delaware	52 — 1751861

MANOR CARE OF ARLINGTON, INC.	Virginia	52 — 1067426

MANOR CARE OF CANTON, INC.	Ohio	52 — 1019576

MANOR CARE OF CHARLESTON, INC.	South Carolina	52 — 1187059

MANOR CARE OF CINCINNATI, INC.	Ohio	52 — 0943592

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No.)
MANOR CARE OF COLUMBIA, INC.	South Carolina	52 — 0940578

MANOR CARE OF DARIEN, INC.	Connecticut	52 — 1934884

MANOR CARE OF DELAWARE COUNTY, INC.	Delaware	52 — 1916053

MANOR CARE OF HINSDALE, INC.	Illinois	52 — 0970446

MANOR CARE OF KANSAS, INC.	Delaware	52 — 1462071

MANOR CARE OF KINGSTON COURT, INC.	Pennsylvania	52 — 1314648

MANOR CARE OF LARGO, INC.	Maryland	52 — 1065213

MANOR CARE OF LEXINGTON, INC.	South Carolina	52 — 1048770

MANOR CARE OF MEADOW PARK, INC.	Washington	52 — 1339998

MANOR CARE OF MIAMISBURG, INC.	Delaware	52 — 1708219

MANOR CARE OF NORTH OLMSTED, INC.	Ohio	52 — 0970448

MANOR CARE OF PINEHURST, INC.	North Carolina	52 — 1069744

MANOR CARE OF ROLLING MEADOWS, INC.	Illinois	52 — 1077856

MANOR CARE OF ROSSVILLE, INC.	Maryland	52 — 1077857

MANOR CARE OF WILLOUGHBY, INC.	Ohio	52 — 0970449

MANOR CARE OF WILMINGTON, INC.	Delaware	52 — 1252362

MANOR CARE OF YORK (NORTH), INC.	Pennsylvania	52 — 1314645

MANOR CARE OF YORK (SOUTH), INC.	Pennsylvania	52 — 1314644

MANOR CARE SUPPLY COMPANY	Delaware	52 — 2055097

MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.	Pennsylvania	52 — 2004471

MANORCARE HEALTH SERVICES OF OKLAHOMA, INC.	Delaware	52 — 2055078

MANORCARE HEALTH SERVICES OF VIRGINIA, INC.	Delaware	52 — 2002773

MANORCARE HEALTH SERVICES, INC.	Delaware	52 — 0886946

MARINA VIEW MANOR, INC.	Wisconsin	39 — 1164707

MEDI — SPEECH SERVICE, INC.	Michigan	38 — 2343280

MEMPHIS ARDEN, LLC	Delaware	52 — 2098029

MID — SHORE PHYSICAL THERAPY ASSOCIATES, INC.	New Jersey	22 — 2575292

MILESTONE HEALTH SYSTEMS, INC.	Texas	75 — 2245197

	(State or other jurisdiction of	(I.R.S. Employer
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	Identification No.)
MILESTONE HEALTHCARE, INC.	Delaware	75 — 2592398

MILESTONE REHABILITATION SERVICES, INC.	Texas	75 — 2190857

MILESTONE STAFFING SERVICES, INC.	Texas	74 — 2963093

MILESTONE THERAPY SERVICES, INC.	Texas	75 — 2406307

MNR FINANCE CORP.	Delaware	51 — 0348281

NAPA ARDEN, LLC	Delaware	52 — 2108866

PEAK REHABILITATION, INC.	Delaware	52 — 1833202

PERRYSBURG PHYSICAL THERAPY, INC.	Ohio	34 — 1363071

PNEUMATIC CONCRETE, INC.	Tennessee	62 — 0716951

PORTFOLIO ONE, INC.	New Jersey	22 — 1604502

REHABILITATION ADMINISTRATION CORPORATION	Kentucky	61 — 1295825

REHABILITATION ASSOCIATES, INC.	New Jersey	22 — 3290567

REHABILITATION SERVICES OF ROANOKE, INC.	Virginia	54 — 0993013

REINBOLT & BURKAM, INC.	Ohio	34 — 1479648

RICHARDS HEALTHCARE, INC.	Texas	76 — 0339241

RIDGEVIEW MANOR, INC.	Michigan	38 — 1734212

ROANOKE ARDEN, LLC	Delaware	52 — 2104706

ROLAND PARK NURSING CENTER, INC.	Maryland	52 — 1890169

RVA MANAGEMENT SERVICES, INC.	Ohio	34 — 1791517

SAN ANTONIO ARDEN, LLC	Delaware	52 — 2106496

SILVER SPRING — WHEATON NURSING HOME, INC.	Maryland	53 — 0245649

SILVER SPRING ARDEN, LLC.	Delaware	52 — 2107728

SPRINGHILL MANOR, INC.	Michigan	38 — 1890497

STEWALL CORPORATION	Maryland	52 — 0798475

STRATFORD MANOR, INC.	Virginia	52 — 0902020

STUTEX CORP.	Texas	52 — 0884091

SUN VALLEY MANOR, INC.	Michigan	38 — 1798425

SUSQUEHANNA ARDEN LLC	Delaware	52 — 2124933

(Exact name of the co-registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
TAMPA ARDEN, LLC	Delaware	52 — 2113270

THE NIGHTINGALE NURSING HOME, INC.	Pennsylvania	23 — 1719762

THERASPORT PHYSICAL THERAPY, INC.	Michigan	38 — 3324355

THREE RIVERS MANOR, INC.	Michigan	38 — 2479940

TOTALCARE CLINICAL LABORATORIES, INC.	Delaware	52 — 1740933

TUSCAWILLA ARDEN, LLC	Delaware	52 — 2092162

WALL ARDEN, LLC	Delaware	52 — 2098990

WARMINSTER ARDEN LLC	Delaware	52 — 2124931

WASHTENAW HILLS MANOR, INC.	Michigan	38 — 2686882

WHITEHALL MANOR, INC.	Michigan	38 — 2189772

WILLIAMSVILLE ARDEN, LLC	Delaware	52 — 2107735

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek to offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 18, 2005

PROSPECTUS
$400,000,000
Manor Care, Inc.
2.125% Convertible Senior Notes due 2035
Shares of Common Stock Issuable Upon Conversion of the Notes

     On August 1, 2005, we issued and sold $400,000,000 aggregate principal amount of our 2.125% Convertible Senior Notes due 2035 in a private offering. This prospectus will be used by selling securityholders to resell the notes and the common stock issuable upon conversion of the notes. The notes will bear interest at a rate of 2.125% per year until August 1, 2010 and at a rate of 1.875% per year thereafter. Interest on the notes will accrue from August 1, 2005. Interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning February 1, 2006. Holders may convert the notes at their option at any time prior to the close of business on the trading day immediately preceding the maturity date under the following circumstances:
•	if the average of the last reported sale prices of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to 120% of the conversion price per share of common stock on such conversion date;

•	if the notes have been called for redemption;

•	upon the occurrence of specified corporate transactions described in this prospectus; or

•	if the credit ratings assigned to the notes decline to levels described in this prospectus.
     Upon conversion, we will pay cash and shares of our common stock, if any, based on a daily conversion value (as described herein) calculated on a proportionate basis for each day of the 20 trading-day cash settlement averaging period. The initial conversion rate will be 22.3474 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $44.75 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to August 1, 2010 and that also constitute fundamental changes, a holder who elects to convert its notes in connection with such corporate transactions will be entitled to receive additional shares of common stock upon conversion in certain circumstances. We will not receive any proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes, if any. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of the registration and sale of the notes and the common stock, if any.
     We may not redeem the notes before August 1, 2010. On or after that date, we may redeem all or part of the notes for cash at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
     Holders may require us to purchase all or a portion of their notes on each of August 1, 2010, August 1, 2015, August 1, 2020, August 1, 2025 and August 1, 2030 at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. We will pay cash for all notes so purchased. In addition, if we experience specified types of fundamental changes, holders may require us to purchase the notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.
     The notes rank equally with all our existing and future senior debt and senior to all our future subordinated debt. The notes are guaranteed on a senior unsecured basis by all of our subsidiaries that have guaranteed, or will in the future guarantee, obligations under our 8% Senior Notes due 2008, our 6.25% Senior Notes due 2013, our 2.125% Convertible Senior Notes due 2023 and our unsecured revolving credit facility. These guarantees are senior obligations of our subsidiary guarantors. If we fail to make payments on the notes, our subsidiary guarantors must make them instead.
     The notes will not be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “HCR.” The last reported sale price of our common stock on the New York Stock Exchange on October 17, 2005 was $36.88 per share.
     You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 6.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2005

Where You Can Find More Information
     We file annual, quarterly and special reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may also read and copy any document we file at the SEC public reference room located at 100 F. Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. These reports are also available through our website at http://www.hcr-manorcare.com. The information on our website is not part of this prospectus.
     In addition, because our common stock is listed on the New York Stock Exchange, you may read our reports, proxy statements, and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.
     This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. In this prospectus we summarize material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.
     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to Manor Care, Inc., 333 N. Summit Street, Toledo, Ohio 43604-2617, Attention: Legal Department, or call (419) 252-5500 and ask to speak to someone in our legal department.

i

Incorporation of Certain Documents by Reference
     The SEC allows us to “incorporate by reference” certain documents, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act:
•	Our annual report on Form 10-K for the fiscal year ended December 31, 2004;

•	Our quarterly reports on Form 10-Q, as amended, for the three months ended March 31, 2005 and June 30, 2005;

•	Our proxy statement for the annual stockholders’ meeting held on May 10, 2005, which we filed with the SEC on April 11, 2005; and

•	Our Current Reports on Form 8-K filed with the SEC on July 25, 2005, July 27, 2005, August 1, 2005, August 9, 2005, August 12, 2005 and September 28, 2005.
     We will provide to you, at no charge, a copy of the documents we incorporate by reference in this prospectus. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number: Manor Care, Inc., 333 N. Summit Street, Toledo, Ohio, 43604-2617, Attention: Legal Department. Our telephone number is: (419) 252-5500.
About This Prospectus
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities that the selling securityholders may offer. A selling securityholder may be required to provide you with a prospectus supplement containing specific information about the selling securityholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
Cautionary Note Regarding Forward-Looking Statements
     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. We identify forward-looking statements in this prospectus by using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may be”, “objective”, “plan”, “predict”, “project”, “will be” and similar words or phrases, or the negative of those words or phrases.
     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:
•	changes in the health care industry because of political and economic influences;

ii

•	changes in Medicare, Medicaid and certain private payors’ reimbursement levels or coverage requirements;

•	existing government regulations and changes in, or the failure to comply with, governmental regulations or the interpretations thereof;

•	changes in current trends in the cost and volume of patient-care related claims and workers’ compensation claims and in insurance costs related to such claims;

•	the ability to attract and retain qualified personnel;

•	our existing and future debt which may affect our ability to obtain financing in the future or to comply with our debt covenants;

•	our ability to maintain or increase our occupancy levels in our skilled nursing and assisted living facilities;

•	our ability to maintain or increase our revenues in our hospice and home health care and rehabilitation businesses;

•	our ability to control operating costs;

•	integration of acquired businesses;

•	changes in, or the failure to comply with, regulations governing the transmission and privacy of health information;

•	state regulation of the construction or expansion of health care providers;

•	legislative proposals for health care reform;

•	competition;

•	the failure to comply with occupational health and safety regulations;

•	the ability to enter into managed care provider arrangements on acceptable terms;

•	litigation;

•	a reduction in cash reserves and shareholders’ equity upon our repurchase of our stock;

•	an increase in senior debt or reduction in cash flow upon our purchase or sale of assets; and

•	conditions in the financial markets.
     Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

iii

Prospectus Summary
     This summary highlights the information contained elsewhere or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus.
     In this prospectus, “the Company”, “we”, “our”, and “us” refer to Manor Care, Inc. With respect to the descriptions of our business contained in this offering prospectus, such terms refer to Manor Care, Inc. and our subsidiaries.
Our Company
     We are a leading provider of long-term health care with one of the largest networks of skilled nursing and assisted living facilities in the United States. We own or operate 343 high quality long-term care facilities, which include skilled nursing and assisted living facilities, in 31 states, with 62% of our facilities located in Florida, Illinois, Michigan, Ohio and Pennsylvania. We generated 84% of our total revenues for the year ended December 31, 2004 and 85% of our total revenues for the six months ended June 30, 2005 from skilled nursing and assisted living services. The balance of our revenues was derived from a broad range of ancillary health care services, including subacute medical and rehabilitation care, hospice and home health care and rehabilitation therapy. We provide these services through many of our long-term care facilities, 94 hospice or home health care offices and 90 outpatient therapy clinics. We believe we have a favorable quality mix, or the percentage of our long-term care and rehabilitation revenues generated by private pay and Medicare sources, of 69% for the year ended December 31, 2004 and 71% for the six months ended June 30, 2005. We operate primarily under the respected “ManorCare,” “Heartland” and “Arden Courts” names. Our common stock is traded on the New York Stock Exchange under the symbol “HCR.”
     Manor Care, Inc. is a Delaware corporation. Our principal executive offices are located at 333 North Summit Street, Toledo, Ohio 43604-2617 and our telephone number at that address is (419) 252-5500. Our website is located at www.hcr-manorcare.com. The information on our website is not part of this prospectus.

The Offering
     The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this document entitled “Description of Notes”. For purposes of the description of the notes included in this prospectus, references to “the Company”, “Issuer”, “us”, “we” and “our” refer only to Manor Care, Inc. and do not include our subsidiaries.

Issuer	Manor Care, Inc., a Delaware corporation.

Securities	$400,000,000 principal amount of 2.125% Convertible Senior Notes due 2035 and the common stock issuable upon conversion of the notes.

Maturity	August 1, 2035, unless earlier redeemed, repurchased or converted.

Interest	2.125% per year until August 1, 2010 and 1.875% per year thereafter. Interest on the notes will accrue from August 1, 2005. Interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2006.

Conversion Rights	Holders may convert their notes at any time prior to the close of business on the trading day immediately preceding the maturity date, in multiples of $1,000 principal amount, at the option of the holder under the following circumstances:

(i) if the average of the last reported sale prices of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to 120% of the conversion price per share of common stock on such conversion date;

(ii) if the notes have been called for redemption;

(iii) upon the occurrence of specified corporate transactions described under “Description of Notes—Conversion Rights”; or

(iv) if the credit ratings assigned to the notes by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services are below Ba3 and BB, respectively, or the notes are no longer rated by at least one of these ratings agencies.

The initial conversion rate for the notes is 22.3474 shares per $1,000 principal amount of notes (equal to an initial conversion price of approximately $44.75 per share), subject to adjustment.

Upon conversion, we will pay cash and shares of our common stock, if any, based on a daily conversion value (as described herein) calculated on a proportionate basis for each day of the 20 trading-day cash settlement averaging period. See “Description of notes—Conversion rights—Payment upon conversion.”

In addition, following certain corporate transactions that occur prior to August 1, 2010 and that also constitute a Fundamental Change (as defined in this prospectus), a holder who elects to convert its notes in connection with such corporate transactions will be entitled to receive additional shares of common stock upon conversion in certain circumstances or, in lieu thereof, we may, in connection with transactions that constitute a public acquirer change of control, elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving company as described under “Description of notes—Conversion rights—Conversion rate adjustments—Conversion after a public acquirer change of control.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest and additional interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash and shares, if any, of common stock issued to you upon conversion.

Notes called for redemption may be surrendered for conversion prior to 5:00 p.m., New York City time, on the third trading day immediately preceding the redemption date.

Redemption at Our Option	On or after August 1, 2010, we may redeem for cash all or part of the notes, upon not less than 35 nor more than 60 days’ notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including any additional interest, to but excluding the redemption date.

Purchase of Notes by Us at the Option of the Holder	You have the right to require us to purchase all or a portion of your notes on each of August 1, 2010, August 1, 2015, August 1, 2020, August 1, 2025 and August 1, 2030 (each, a “purchase date”). In each case, the purchase price payable will be equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the purchase date. We will pay cash for all notes so purchased.

Fundamental Change	If we undergo a Fundamental Change (as defined in this prospectus), you will have the option to require us to purchase all or any portion of your notes. The Fundamental Change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the Fundamental Change purchase date. We will pay cash for all notes so purchased.

Guarantees; Elimination; Reinstatement	The payments on the notes will be guaranteed by each of our existing and future subsidiaries that have guaranteed, or will in the future guarantee, our obligations under our 8% Senior Notes due 2008 (the “2008 Notes”), our 6.25% Senior Notes due 2013 (the “2013 Notes”), our 2.125% Convertible Senior Notes due 2023 (the “2023 Notes”) and our revolving credit facility. The guarantees will be unsecured senior indebtedness of our subsidiary guarantors.

In the event the obligations of any subsidiary guarantor under the 2008 Notes, the 2013 Notes, the 2023 Notes, and our revolving credit facility are terminated, such subsidiary guarantor will also be released from its obligations under its subsidiary guarantee. In the event any of our existing or future subsidiaries guarantees any of our indebtedness, then such subsidiary shall guarantee our indebtedness under the notes.

Ranking	The notes will rank equally in right of payment with all our existing and future unsecured senior debt and are senior in right of payment to all our future subordinated debt. The indenture does not limit the amount of debt that we or our subsidiaries may incur. The guarantees will rank equally in right of payment with the existing and future unsecured senior debt of our subsidiary guarantors and will be senior in right of payment to the future subordinated debt of our subsidiary guarantors. The notes and the guarantees will effectively rank junior to any of our secured indebtedness or the subsidiary guarantors, to the extent of the value of the assets securing such indebtedness. If the guarantees of the notes are eliminated, the notes will be structurally junior to all liabilities of our subsidiaries.

Use of Proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of the notes or common stock issuable upon conversion of the notes.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	There is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes, on any securities or any automated dealer quotation system. Our common stock is listed on the New York Stock Exchange under the symbol “HCR.”

Convertible Note Hedge and Warrant Option Transactions	We entered into a convertible note hedge transaction with JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities Inc. We also entered into a warrant option transaction with JPMorgan Chase Bank, National Association. These transactions are expected to reduce the potential dilution upon conversion of the notes. We used $53.8 million of the net proceeds of the initial offering of the notes to pay the net cost of the convertible note hedge and warrant option transactions.

In connection with hedging these transactions, JPMorgan Chase Bank, National Association, or its affiliates:

(i) have entered into various over-the-counter derivative transactions with respect to our common stock, and purchased our common stock, concurrently with and shortly after the pricing of the notes; and

(ii) may enter into, or may unwind, various over-the-counter derivatives and/or purchase or sell our common stock in secondary market transactions following the pricing of the notes (including during any cash settlement averaging period in respect of any conversion of notes).

These activities could have the effect of increasing, preventing a decline in, or adversely impacting the price of our common stock concurrently with or following the pricing of the notes.
Risk Factors
          In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information set forth or incorporated by reference in this prospectus, the specific factors set forth under “Risk Factors” for risk involved with an investment in the notes.
Ratio of Earnings to Fixed Charges
          The following table presents the Company’s historical ratios of earnings to fixed charges for the six months ended June 30, 2005 and 2004 and the five years in the period ended December 31, 2004:

	Six months ended June 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges. (1)	5.7x	5.7x	4.9x	4.5x	5.1x	2.9x	1.7x

(1) Earnings in the ratio of earnings to fixed charges represent our income before income taxes and minority interest that have been adjusted to exclude (i) the effect of any fixed charges that reduced such earnings and (ii) the undistributed income or losses of affiliates accounted for by the equity method, except for losses of equity method affiliates for the years ended December 31, 2001 and December 31, 2000, whose debt was guaranteed by us. Fixed charges include interest expense, whether or not classified as such in the earnings statement, as well as the portion of rental expense that is estimated to represent the interest portion (35% to 40%). Interest expense includes capitalized interest, interest on guaranteed debt of an equity method affiliate that is incurring losses, and interest on our loans against the cash surrender value of corporate owned life insurance (COLI).

Risk factors
          Our business, operations and financial condition are subject to various risks. We describe some of these risks below, and you should carefully consider the following factors and other information contained and incorporated by reference in this prospectus. This section does not describe all risks applicable to us, our industry or our business, and we intended it only as a summary of certain material factors.
Our indebtedness could adversely affect our financial health and make it more difficult for us to fulfill our obligations under the notes.
          At June 30, 2005, our total consolidated indebtedness was $556.8 million. After giving pro forma effect to, and the use of proceeds from, the sale of the notes, including the purchase of approximately $237.2 million of our common stock, the redemption of the 2006 Notes and the net payment of $53.8 million in connection with the convertible note hedge and warrant option transactions, our total consolidated indebtedness would have been $858.5 million.
          Our indebtedness could have important consequences to you. For example, it could:
•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures, dividends and other general corporate purposes;

•	limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow a significant amount of additional funds;

•	limit, along with the financial and other restrictive covenants in our indebtedness, our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that may have less debt; and

•	result in a downgrading of the investment grade rating of our debt by rating agencies.
          We may be able to incur additional indebtedness in the future which could intensify the risks listed above. The indenture relating to the notes does not limit the amount of debt that we or our subsidiaries may incur. For example, our $300.0 million revolving credit facility remains fully available for future borrowings, with the exception of $48.6 million of outstanding letters of credit.
Our business is conducted through our subsidiaries.
          Our operations are conducted through our subsidiaries. As a result, we depend on dividends, loans, advances, or payments from our subsidiaries to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as, in the future, agreements to which our subsidiaries may be a party. Although the notes are guaranteed by the subsidiary guarantors, each guarantee is subordinated to all secured debt of the relevant subsidiary guarantor. In addition, not all of our subsidiaries are guarantors.
Not all of our subsidiaries are guarantors, assets of non-guarantor subsidiaries may not be available to make payments on the notes and our subsidiary guarantees may be released in the future if certain events occur.

          Our existing and future subsidiaries that do not guarantee our obligations under the 2008 Notes, the 2013 Notes, the 2023 Notes or our revolving credit facility will also not be guarantors of the notes. Payments on the notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries which do not guarantee the notes unless those assets are transferred, by dividend or otherwise, to us or a subsidiary guarantor. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. For the year ended December 31, 2004 and the six months ended June 30, 2005, our non-guarantor subsidiaries represented less than 3% of our revenues, assets and income before income taxes. Each subsidiary guarantor that is released from its obligations under the 2008 Notes, the 2013 Notes, the 2023 Notes, the revolving credit facility, or any related guaranty will also be released as a guarantor under the notes. Upon such release, the notes will effectively rank junior to all liabilities of such subsidiary, whether or not such liabilities are secured or unsecured.
Although your notes are referred to as ‘‘senior notes,’’ and the subsidiary guarantees are senior obligations of our subsidiaries, each will be effectively subordinated to our secured debt and any secured liabilities of our subsidiaries.
          The notes will effectively rank junior to any of our secured debt or any secured debt of our subsidiaries, to the extent of the value of the assets securing that debt. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after that secured debt has been repaid in full from these assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. Similarly, the guarantees of the notes will effectively rank junior to any secured debt of the applicable subsidiary, to the extent of the value of the assets securing that debt. In addition to the guarantees of the 2008 Notes, the 2013 Notes, the 2023 Notes or the revolving credit facility, our subsidiaries had additional indebtedness of $12.4 million as of June 30, 2005, substantially all of which was secured debt.
A change in control may adversely affect us or the notes.
          Our revolving credit facility provides that certain change of control events with respect to us will constitute a default and most of our outstanding notes include provisions requiring us to repurchase such notes upon the occurrence of a change of control. In addition, future debt we incur may limit our ability to repurchase the notes upon a Fundamental Change or require us to offer to redeem that future debt upon a Fundamental Change. Moreover, if you or other investors in our notes exercise the repurchase right for a Fundamental Change, it may cause a default under that debt, even if the Fundamental Change itself does not cause a default, due to the financial effect of such a purchase on us. Finally, if a Fundamental Change event occurs, we cannot assure you that we will have enough funds to repurchase all the notes. Furthermore, the Fundamental Change provisions including the provisions requiring the payment of additional shares related to conversions in connection with a Fundamental Change, may in certain circumstances make more difficult or discourage a takeover of our company and the removal of incumbent management.
Our business and financial results depend on our ability to generate sufficient cash flows to service our debt or refinance our debt on commercially reasonable terms.
          Our ability to make payments on and to refinance our debt and to fund planned expenditures depends on our ability to generate cash flow in the future. For example, for the year ending December 31, 2005, we expect to spend between $110.0 million to $120.0 million on capital expenditures, including new construction. During the first half of the year, we spent $65.7 million on capital expenditures. To some extent, this ability is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our revolving credit facility will depend on our satisfying various covenants. These covenants, among other things,
•	limit our ability and the ability of certain subsidiaries to borrow and to place liens on our assets or their assets;

•	require us to comply with a fixed charge coverage ratio test and a leverage ratio test;

•	limit our ability to merge with other parties or to sell all or substantially all of our assets;

•	limit our ability to engage in other business activities or engage in transactions with affiliates;

•	limit our and our subsidiaries’ ability to make certain acquisitions; and

•	limit our ability to pay dividends and redeem capital stock.
          We cannot assure you that our business will generate cash flows from operations or that future borrowings will be available to us under our revolving credit facility in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. Our inability to generate sufficient cash flow to service our debt would have a material adverse effect on our business and results of operations.
We may make acquisitions that could subject us to a number of operating risks.
          We anticipate that we may continue to make acquisitions of, investments in, and strategic alliances with complementary businesses in order to enable us to add services for our core customer base and for adjacent markets, and to expand each of our businesses geographically. However, implementation of this strategy entails a number of risks, including:
•	inaccurate assessment of undisclosed liabilities;

•	entry into markets in which we may have limited or no experience;

•	diversion of management’s attention from our core business;

•	difficulties in assimilating the operations of an acquired business or in realizing projected efficiencies and cost savings;

•	increase in our indebtedness; and

•	limitation in our ability to access additional capital when needed.
          Certain changes may be necessary to integrate the acquired businesses into our operations, to assimilate many new employees and to implement reporting, monitoring, compliance and forecasting procedures. Obtaining anticipated revenue synergies or cost reductions are also a risk in many acquisitions.
We depend upon reimbursement by third-party payors.
          Our long-term care and rehabilitation revenues are derived from private and governmental third-party payors. In 2004, 36% of these revenues were derived from Medicare, 31% from Medicaid and 33% from commercial insurers, managed care plans, workers’ compensation payors and other private pay revenue sources. There are increasing pressures from many payors to control health care costs and to reduce or limit increases in reimbursement rates for health care services. Governmental payment programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative or executive orders and government funding restrictions, all of which may materially increase or decrease the rate of program payments to us for our services. In the past, we have experienced a decrease in revenues primarily attributable to declines in government reimbursement as a result of the Budget Act. Although certain rate reductions resulting from the Budget Act were mitigated temporarily by BBRA and BIPA 2000, the Budget Act significantly changed the method of payment under the Medicare and Medicaid programs for our services. CMS has issued a final Medicare skilled nursing facility payment rule for the twelve months ended September 30, 2006 that implements refinements to the patient classification system and triggers the expiration of a current payment add-on for certain high-acuity patients. Skilled nursing facilities will continue to be paid under the current classification system from October 1, 2005 through December 31, 2005, and the new classification system goes into effect January 1, 2006. The final rule also adopts a 3.1 percent market basket increase for the twelve months ended September 30, 2006. Therefore, while Medicare payments to skilled nursing facilities will be reduced by an estimated $1.02 billion because of the expiration of temporary payment add-on payments, this reduction will be offset by a $510 million increase from the refined classification system and a $530 million increase from the payment rate update. Although the industry expects that as a result of the final rule the total Medicare payments to skilled nursing facilities will be nearly neutral compared to the spending in the prior fiscal year, we estimate that our average daily Medicare rates increased approximately $10 per day on October 1, 2005, and will decrease approximately $17 to $20 per day on January 1, 2006, based on our current patient mix. In addition, future budget cuts in Medicare may be enacted by Congress and implemented by CMS. Therefore, we cannot assure you that payments from governmental or private payors will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs.
          Due to budgetary shortfalls, many states are considering or have enacted cuts to their Medicaid programs, including funding for our services. In the future, changes to Medicaid may include reducing eligibility, eliminating optional services and transitioning Medicaid patients to less care-intensive settings. In addition, a number of states use a number of funding mechanisms including provider donation and tax programs as well as intergovernmental transfers to increase federal Medicaid matching funds. Federal regulations permit states to use these funding sources toward a state’s share of Medicaid expenditures if the state program meets federal requirements. The Department of Health and Human Services has established a Medicaid Commission to advise Congress and the Department’s Secretary on ways to modernize the Medicaid program so that it can provide high-quality health care to its beneficiaries in a financially sustainable manner. The Medicaid Commission is charged with recommending options to achieve $10 billion in Medicaid savings over five years along with longer-term Medicaid financing reforms. On September 1, 2005, the Commission released its “short term” Medicaid savings recommendations, which include changes to nursing home eligibility rules. Some of the options that could be considered by the Medicaid Commission include curtailing intergovern mental transfers and limiting provider donation and tax programs, in order to decrease federal Medicaid matching funds.
          The health care industry reimbursement process is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled. As a result, the reimbursement process may affect our financial condition and results of operations. In fact, we are subject to periodic audits by the Medicare and Medicaid programs, and the paying agencies for these programs have various rights and remedies against us if they assert that we have overcharged the programs or failed to comply with program requirements. These payment and government agencies can reopen previously filed and reviewed cost reports and require us to repay any overcharges, as well as make deductions from future amounts due to us. In the ordinary course of business, we appeal the Medicare and Medicaid program’s denial of costs claimed to seek recovery of those denied costs. For example, we are currently appealing the Medicare program’s denial of certain expenses on our cost reports from 1997 to 1999, which required us to make a repayment of $31.9 million in the first quarter of 2005, and which we recorded as a receivable on our balance sheet. Although we believe that we have strong arguments to suggest why these amounts should be returned to us, there is no guarantee that we will be successful in our appeal or that this process will be completed in an expeditious manner. Any delay or failure of our appeal could lead to the establishment of reserves and the eventual write-off of the receivables we have established. More generally, due to the complexity of the reimbursement process, we could be subject to civil false claims assessments, fines, criminal penalties or program exclusions as a result of review of program violations by the Department of Justice and the Office of Inspector General, Department of Health and Human Services. Private pay sources also reserve rights to conduct audits and make monetary adjustments.
          See ‘‘Management’s discussion and analysis of financial condition and results of operations—Results of operations—Overview,’’ appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for additional discussion of Medicare and Medicaid legislation.
If we fail to comply with extensive laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.
          The health care industry, including our company, is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things,
•	licensure and certification;

•	adequacy and quality of health care services;

•	qualifications of health care and support personnel;

•	quality of medical equipment;

•	confidentiality, maintenance and security issues associated with medical records and claims processing;

•	relationships with physicians and other referral sources;

•	operating policies and procedures;

•	addition of facilities and services; and

•	billing for services.
          Many of these laws and regulations are expansive, and we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In addition, certain regulatory developments, such as revisions in the building code requirements for assisted living and skilled nursing facilities, mandatory increases in scope and quality of care to be offered to residents and revisions in licensing and certification standards, could have a material adverse effect on us. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.
          If we fail to comply with applicable laws and regulations, we could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of our licenses to operate one or more of our facilities) and exclusion of one or more of our facilities from participation in the Medicare, Medicaid and other federal and state health care programs. Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of health care companies and, in particular, skilled nursing facilities and hospice and home health care agencies. These investigations relate to a wide variety of topics, including:
•	cost reporting and billing practices;

•	quality of care;

•	financial relationships with referral sources; and

•	medical necessity of services provided.
          In addition, the Office of the Inspector General of the Department of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. As other participants in the health care industry, we receive requests for information from governmental agencies in connection with their regulatory or investigational authority. Moreover, health care providers are also subject to ‘‘qui tam’’ whistleblower lawsuits and false claims provisions at both the state and federal level. See ‘‘Business—Regulation and Licenses,’’ appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
We are required to comply with laws governing the transmission and privacy of health information.
          The Health Insurance Portability and Accountability Act of 1996 (HIPAA) requires us to comply with standards for the exchange of health information within our company and with third parties, such as payors, business associates and patients. These include standards for common health care transactions, such as:
•	claims information, plan eligibility, payment information and the use of electronic signatures;

•	unique identifiers for providers, employers, health plans and individuals; and

•	security, privacy and enforcement.
          The Department of Health and Human Services has released final rules to implement a number of these requirements, and several HIPAA initiatives have become effective, including privacy protections, transaction standards, and security standards. If we fail to comply with these standards, we could be subject to criminal penalties and civil sanctions. See ‘‘Business—Regulation and Licenses—Health information practices,’’ appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
State efforts to regulate the construction or expansion of health care providers could impair our ability to expand our operations.
          Some states require health care providers (including skilled nursing facilities, hospices, home health agencies and assisted living facilities) to obtain prior approval, known as a certificate of need (CON), for:
•	the purchase, construction or expansion of health care facilities;

•	capital expenditures exceeding a prescribed amount; or

•	changes in services or bed capacity.
          To the extent that we require a CON or other similar approvals to expand our operations, either by acquiring facilities or expanding or providing new services or other changes, our expansion could be adversely affected by the failure or inability to obtain the necessary approvals, changes in the standards applicable to those approvals, and possible delays and expenses associated with obtaining those approvals. We cannot assure you that we will be able to obtain CON approval for all future projects requiring that approval.
Health care reform legislation may affect our business.
          In recent years, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. Aspects of certain of these health care initiatives could adversely affect us, such as:
•	reductions in funding of the Medicare and Medicaid programs;

•	potential changes in reimbursement regulations by the CMS;

•	enhanced pressure to contain health care costs by Medicare, Medicaid and other payors; and

•	greater state flexibility and additional operational requirements in the administration of Medicaid.
          There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation on us. That impact may be material to our financial condition or our results of operations.
We face national, regional and local competition.
          Our nursing facilities compete primarily on a local and regional basis with many long-term care providers, some of whom may own as few as a single nursing center. Our ability to compete successfully varies from location to location depending on a number of factors, including the number of competing centers in the local market, the types of services available, quality of care, reputation, age and appearance of each center and the cost of care in each locality.

          We also compete with a variety of other companies in providing assisted living services, hospice and home health care services and rehabilitation therapy services. Given the relatively low barriers to entry and continuing health care cost containment pressures in the assisted living industry, we expect that the assisted living industry will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain residents, to maintain or increase resident service fees, or to expand our business.
Labor costs may increase with a potential shortage of qualified personnel.
          A shortage of nurses or other trained personnel and general inflationary pressures have required us to enhance our wage and benefits packages in order to compete for qualified personnel. Labor costs accounted for 63% of the operating expenses of our long-term care segment for the year ended December 31, 2004. Our long-term wage rate increases during the same period were 5%. We compete with other health care providers to attract and retain qualified or skilled personnel. We also compete with various industries for lower-wage employees. We have used and will continue to use, when needed, high-priced temporary help to supplement staffing levels in certain markets with shortages of health care workers. If a shortage of nurses or other health care workers occurred in all geographic areas in which we operate, it could adversely affect our ability to attract and retain qualified personnel and could further increase our operating costs.
Our operations are subject to occupational health and safety regulations.
          We are subject to a wide variety of federal, state and local occupational health and safety laws and regulations. The types of regulatory requirements faced by health care providers such as us include:
•	air and water quality control requirements;

•	occupational health and safety requirements (such as standards regarding blood-borne pathogens and ergonomics) and waste management requirements;

•	specific regulatory requirements applicable to asbestos, polychlorinated biphenyls and radioactive substances;

•	requirements for providing notice to employees and members of the public about hazardous materials and wastes; and

•	certain other requirements.
If we fail to comply with these standards, we may be subject to sanctions and penalties.
We may be unable to reduce costs to offset decreases in our occupancy rates or other expenses completely.
          We depend on implementing adequate cost management initiatives in response to fluctuations in levels of occupancy in our skilled nursing and assisted living facilities and in other sources of income in order to maintain our current cash flow and earnings levels. Fluctuation in our occupancy levels may become more common as we increase our emphasis on patients with shorter stays but higher acuities. A decline in our occupancy rates could result in decreased revenues. If we are unable to put in place corresponding adjustments in costs in response to falls in census or other revenue shortfalls, we may be unable to prevent future decreases in earnings. As a result, our financial condition and operating results may be adversely affected.
The cost of general and professional liability claims may increase.
          Patient care liability remains a serious industry-wide issue. General and professional liability claims for the long-term care industry have become increasingly expensive. The long-term care industry received some assistance with the passage of tort reform measures in Florida, Ohio, Pennsylvania, Texas and other states. Despite those reforms, if patient care claims continue to increase in number and size, our future financial condition and operating results may be adversely affected.

We are subject to material litigation.
          We are, and may in the future be, subject to litigation which, if determined adversely to us, could have a material adverse effect on our business or financial condition. In addition, some of the companies and businesses we have acquired have been subject to similar litigation. Pending, threatened or future litigation, whether or not described in this prospectus or in the documents incorporated by reference in this prospectus, could have a material adverse effect on our financial condition or our results of operations. See ‘‘Management’s discussion and analysis of financial condition and results of operations—Commitments and contingencies’’ and ‘‘Business—Litigation,’’ appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Note 4 to our unaudited consolidated financial statements appearing in our Quarterly Report on Form 10-Q, as amended, for the quarterly period ended June 30, 2005.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from us or our subsidiary guarantors.
          Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee,
•	issued the guarantee to delay, hinder or defraud present or future creditors; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee, and, at the time it issued the guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining unencumbered assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.
          In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
          The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if, at the time it incurred the debt,
• the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;
• the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
• it could not pay its debts as they become due.
          We cannot be sure as to the standards that a court would use to determine whether or not the subsidiary guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to that subsidiary guarantor’s other debt.
          If a case were to occur, any guarantee of the notes incurred by one or more of the subsidiary guarantors could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

          A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor’s other debt or take other action detrimental to holders of the notes.
We may repurchase our stock and reduce cash reserves and shareholders’ equity that is available for repayment of the notes.
          We have repurchased, and expect to continue to repurchase, our stock in the open market or in privately negotiated transactions. As of June 30, 2005, we had authority to repurchase $100.0 million of our common stock and, as of the same date, we had $43.9 million of this amount remaining. In addition, on July 22, 2005, we announced that our board of directors authorized us to repurchase an additional $300.0 million of our common stock through December 31, 2006; a significant portion of the net proceeds from the initial offering of the notes has been used to repurchase our stock pursuant to this authorization. In the future, we may purchase our stock with cash or other assets of Manor Care. These purchases may be significant, and any purchase would reduce cash and shareholders’ equity that is available to pay the notes.
We may purchase or sell assets that may increase senior debt or reduce cash flow.
          We frequently purchase and sell assets. Purchases may reduce cash or increase senior debt. We also sell assets, which may reduce our cash flow as earnings from sold operations are no longer available.
Future sales of our common stock may depress our stock price.
          Sales of a substantial number of shares of our common stock in the public market could depress the market price of the notes, our common stock, or both, and impair our ability to raise capital though the sale of additional equity securities. As of June 30, 2005, we held approximately 11.4 million shares of our common stock in reserve for future issuance to our employees, directors and consultants pursuant to our stock option and restricted stock award programs.
We may issue additional equity securities, which would lead to dilution of our issued and outstanding common stock.
          The issuance of additional equity securities or securities convertible into equity securities would result in dilution of existing stockholders’ equity interest in us. We are authorized to issue, without stockholder approval, 5,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, which may give other stockholders dividend, conversion, voting, and liquidation rights, among other rights, that may be superior to the rights of holders of our common stock. Our board of directors has the authority to issue, without the vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our common stock. Our board of directors has no present intention of issuing any such preferred series, but reserves the right to do so in the future. In addition, our authorized capital stock includes up to 300,000,000 shares of common stock, $0.01 par value per share, of which 78,766,487 were outstanding as of September 30, 2005. We are also authorized to issue securities convertible in either common stock or preferred stock without stockholder approval.
The market price of the notes could be significantly affected by the market price of our common stock and other factors.
          We expect that the market price of our notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. The market price of our common stock will likely continue to fluctuate in response to factors including the factors discussed elsewhere in ‘‘Risk factors’’ and in ‘‘Forward-looking statements,’’ many of which are beyond our control.
The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which a note would otherwise be convertible.

          The notes are convertible into cash and shares of our common stock, if applicable, only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and common stock into which the notes would otherwise be convertible.
Upon conversion of the notes, we will pay only cash in settlement of the principal amount or conversion value thereof and we will settle any amounts in excess of principal in shares of our common stock.
          Generally, we will satisfy our conversion obligation to holders by paying only cash in settlement of the lesser of the principal amount and the conversion value of the notes and by delivering shares of our common stock in settlement of any and all conversion obligations in excess of the principal amount of the notes. Accordingly, upon conversion of a note, holders might not receive any shares of our common stock, or they might receive fewer shares of common stock relative to the conversion value of the note. In addition, because of the settlement of a conversion of notes in cash and shares of our common stock, if any, settlement will be delayed until at least the 23rd trading day following our receipt of the holder’s conversion notice. See ‘‘Description of notes—Conversion rights—Payment upon conversion.’’ Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline (or appreciate as much as you may expect) between the day that you exercise your conversion right and the day the conversion value of your notes is determined.
          Our failure to convert the notes into cash or a combination of cash and common stock upon exercise of a holder’s conversion right in accordance with the provisions of the indenture would constitute a default under the indenture. In addition, a default under the indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and the notes.
The notes are not protected by restrictive covenants.
          The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a Fundamental Change involving Manor Care except to the extent described under ‘‘Description of notes—Fundamental change permits holders to require us to purchase notes,’’ ‘‘Description of notes—Conversion rights—Conversion rate adjustments—Adjustment to shares delivered upon conversion upon certain Fundamental Changes’’ and ‘‘Description of notes—Conversion rights—Conversion rate adjustments—Conversion after a public acquirer change of control.’’
The adjustment to the conversion rate for notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction.
          If a specified corporate transaction that constitutes a fundamental change occurs prior to August 1, 2010, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such specified corporate transaction. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in such transaction, as described below under ‘‘Description of notes—Conversion rights.’’ The adjustment to the conversion rate for notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the specified corporate transaction occurs after August 1, 2010 or if the price of our common stock in the transaction is greater than $90.00 per share or less than $37.29 (in each case, subject to adjustment), no adjustment will be made to the conversion rate. In addition, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 26.8168 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under ‘‘Description of notes—Conversion rate adjustments.’’
The conversion rate of the notes may not be adjusted for all dilutive events.

          The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under ‘‘Description of notes—Conversion rights—Conversion rate adjustments.’’ However, except for adjustments with respect to the issuance of shares of our common stock as a dividend or distribution on shares of our common stock, or share splits or share combinations, we will not need to make antidilution adjustments as a result of which the conversion rate would exceed 26.8168 shares per $1,000 principal amount of notes. In addition, the conversion rate will not be adjusted for other events, such as a third party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.
We may not have the ability to raise the funds necessary to purchase the notes upon a Fundamental Change or other purchase date, as required by the indenture governing the notes.
          On August 1, 2010 and on each successive fifth anniversary thereof prior to maturity, holders of the notes may require us to purchase their notes for cash. In addition, holders may also require us to purchase their notes upon a Fundamental Change as described under ‘‘Description of notes—Fundamental change permits holders to require us to purchase notes.’’ A Fundamental Change may also constitute an event of default, and result in the effective acceleration of the maturity of our then-existing indebtedness, under another indenture or other agreement. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price or Fundamental Change purchase price for the notes tendered by the holders in cash. Failure by us to purchase the notes when required will result in an event of default with respect to the notes.
Some significant restructuring transactions may not constitute a Fundamental Change, in which case we would not be obligated to offer to repurchase the notes.
          Upon the occurrence of a Fundamental Change, you have the right to require us to repurchase your notes. However, the Fundamental Change provisions will not afford protection to holders of notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a Fundamental Change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.
The trading market for the notes may be limited.
          The notes are a new issue of securities for which there is currently no trading market. We do not intend to list the notes on any national securities exchange or automated quotation system. Accordingly, we cannot predict whether an active trading market for the notes will develop or be sustained. If an active trading market for the notes fails to develop or be sustained, the trading price for the notes could fall.
          Moreover, even if an active trading market for the notes were to develop, the notes could trade at prices that may be lower than the initial offering price of the notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rate, our operating results, the price of our common stock and the market for similar securities. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our prospects or financial performance.
If we increase the cash dividend on our common stock, you may be deemed to have received a taxable dividend without the receipt of any cash.
          If we increase the cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in ‘‘Certain United States Federal Income Tax

Considerations’’), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See ‘‘Certain United States Federal Income Tax Considerations.’’
The convertible note hedge and warrant option transactions may affect the value of the notes and our common stock.
          We have entered into a convertible note hedge transaction with JPMorgan Chase Bank, National Association. We have also entered into a warrant option transaction with JPMorgan Chase Bank, National Association. These transactions are expected to reduce the potential dilution upon conversion of the notes. We used $53.8 million of the net proceeds of the initial offering of the notes to pay the net cost of these transactions. In connection with hedging these transactions, JPMorgan Chase Bank, National Association or its affiliates:
•	has entered into various over-the-counter derivative transactions with respect to our common stock, and purchased our common stock concurrently with and shortly after the pricing of the notes; and

•	may enter into, or may unwind, various over-the-counter derivatives and/or purchase or sell our common stock in secondary market transactions following the pricing of the notes (including during any cash settlement averaging period related to a conversion of notes).
          Such activities could have the effect of increasing, or preventing a decline in, the price of our common stock concurrently with or following the pricing of the notes. JPMorgan Chase Bank, National Association or its affiliates are likely to modify their hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock, other of our securities, or other instruments they may wish to use in connection with such hedging. In particular, such hedging modification may occur during any cash settlement averaging period for a conversion of notes, which may have a negative effect on the value of the consideration received in relation to the conversion of those notes. In addition, we intend to exercise options we hold under the convertible note hedge transaction whenever notes are converted. In order to unwind its hedge position with respect to those exercised options, JPMorgan Chase Bank, National Association or its affiliates expect to sell shares of our common stock in secondary market transactions or unwind various over-the counter derivative transactions with respect to our common stock during the cash settlement averaging period for the converted notes.

Purchase of Convertible Note Hedge and Sale of Warrants
          We have entered into a convertible note hedge transaction with respect to our common stock (the ‘‘purchased call options’’) with JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities Inc. (such affiliate, the ‘‘dealer’’). The purchased call options will cover, subject to customary anti-dilution adjustments, approximately 8.9 million shares of our common stock. Concurrently with entering into the purchased call option transaction, we also entered into a warrant transaction whereby we will sell to the dealer warrants to acquire, subject to customary anti-dilution adjustments, approximately 8.9 million shares of our common stock (the ‘‘sold warrants’’). The purchased call options and sold warrants are summarized below. The purchased call options and sold warrants are separate contracts entered into by us with the dealer, are not part of the terms of the notes and will not affect the holders’ rights under the notes. Holders of the notes will not have any rights with respect to the purchased call options or the sold warrants.
          The purchased call options and sold warrants are expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of our common stock at the time of exercise is greater than the strike price of the purchased call options, which corresponds to the initial conversion price of the notes and is simultaneously subject to certain customary adjustments.
          If the market value per share of our common stock at the time of exercise is above the strike price of the purchased call options, the purchased call options entitle us to receive from the dealer net shares of our common stock based on the excess of the then current market price of our common stock over the strike price of the purchased call options. Additionally, if the market price of our common stock at the time of exercise of the sold warrants exceeds the strike price of the sold warrants, we will owe the dealer net shares of our common stock in an amount based on the excess of the then current market price of our common stock over the strike price of the sold warrants.
          If the market value of our common stock at the maturity of the sold warrants (if not otherwise exercised by the dealer) exceeds the strike price of the sold warrants, the dilution mitigation under the purchased call options will be capped, which means that there would be dilution from conversion of the notes to the extent that the then market value per share of our common stock exceeds the strike price of the warrants at the time of conversion.
          For discussion of hedging arrangements that may be entered into in connection with these purchased call options and sold warrants, see ‘‘Plan of distribution’’ and ‘‘Risk factors—The convertible note hedge and warrant option transactions may affect the value of the notes and our common stock.’’

Use of Proceeds
          The selling securityholders will receive all of the proceeds from the sale of the notes and the common stock issuable upon conversion of the notes offered by this prospectus. We will not receive any proceeds. See “Selling Securityholders” for a list of those persons or entities receiving proceeds from the sale of the notes and the common stock issuable upon conversion of the notes.
          We received proceeds of $391.0 million from the initial offering of the notes (after deducting transaction fees and expenses). We used the proceeds from the initial offering of the notes to purchase approximately $237.2 million of our common stock, to redeem $100.0 million principal amount of the 2006 Notes, to pay the net cost of $53.8 million of the convertible note hedge and warrant option transactions. See ‘‘Description of Certain Other Indebtedness and Preferred Stock Obligations’’ and ‘‘Purchase of Convertible Note Hedge and Sale of Warrants.’’

Price Range of Common Stock and Dividend
          Our common stock is quoted on the New York Stock Exchange under the symbol “HCR”. The following table sets forth, for the periods indicated, the range of high and low sale prices for our common stock. On October 17, 2005 the last reported sale price for our common stock was $36.88 per share.

	Common Stock Price
	Low	High	Cash Dividends
Year ended 2003
First Quarter	$17.19	$20.48	$—
Second Quarter	18.87	26.20	—
Third Quarter	24.63	30.14	0.125
Fourth Quarter	29.50	35.83	0.125
Year ended 2004
First Quarter	32.44	37.25	0.14
Second Quarter	30.28	36.57	0.14
Third Quarter	29.20	32.75	0.14
Fourth Quarter	29.42	37.00	0.14
Year ending 2005
First Quarter	32.26	36.59	0.15
Second Quarter	30.87	41.16	0.15
Third Quarter	34.70	40.46	0.15
Fourth Quarter (through October 17, 2005)	36.74	37.14	—
          As of September 30, 2005, we had approximately 2,400 stockholders of record. Approximately 93 percent of our outstanding shares were registered in the name of The Depository Trust Company, or Cede & Co., which held these shares on behalf of several hundred brokerage firms, banks and other financial institutions. We estimate that the shares attributed to these financial institutions represent the interests of more than 30,000 beneficial owners.
          In July 2003, we declared our first quarterly dividend. In July 2005, our board of directors declared a quarterly dividend of 15 cents per share of common stock. We intend to declare and pay regular quarterly cash dividends; however, we cannot assure you that any dividend will be declared, paid or increased in the future. Any decision to pay cash dividends in the future will be at the discretion of our board of directors and will depend upon our financial conditions, operating results, capital requirements and such other factors that our board of directors deems relevant.

Ratio of Earnings to Fixed Charges
          The following table presents the Company’s historical ratios of earnings to fixed charges for the six months ended June 30, 2005 and 2004 and the five years in the period ended December 31, 2004:

	Six months ended June 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges. (1)	5.7x	5.7x	4.9x	4.5x	5.1x	2.9x	1.7x

(1)	Earnings in the ratio of earnings to fixed charges represent our income before income taxes and minority interest that have been adjusted to exclude (i) the effect of any fixed charges that reduced such earnings and (ii) the undistributed income or losses of affiliates accounted for by the equity method, except for losses of equity method affiliates for the years ended December 31, 2001 and December 31, 2000, whose debt was guaranteed by us. Fixed charges include interest expense, whether or not classified as such in the earnings statement, as well as the portion of rental expense that is estimated to represent the interest portion (35% to 40%). Interest expense includes capitalized interest, interest on guaranteed debt of an equity method affiliate that is incurring losses, and interest on our loans against the cash surrender value of corporate owned life insurance (COLI) .

Description of Notes
          The Company issued the notes under an indenture dated as of August 1, 2005 (the “indenture”) between itself and Wachovia Bank, National Association, as trustee (the “trustee”). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes and the shares of common stock issuable upon conversion of the notes and the subsidiary guarantees are covered by a registration rights agreement.
          The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.
          You will find certain of the definitions of capitalized terms used in this description under the heading “Certain Definitions”. For purposes of this description, references to “the Company”, “we”, “our” and “us” refer only to Manor Care, Inc. and not to its subsidiaries.
General
The Notes
          The notes:
•	are general unsecured, senior obligations of the Company;

•	are limited to an aggregate principal amount of $400.0 million;

•	mature on August 1, 2035;

•	will be issued in denominations of $1,000 and integral multiples of $1,000;

•	are represented by a registered note in global form;

•	rank equally in right of payment to any future unsecured senior Debt of the Company; and

•	are unconditionally guaranteed on a senior basis by each Subsidiary of the Company that has guaranteed the 2008 Notes, the 2013 Notes, the 2023 Notes and the revolving credit facility (and any other facility constituting the Senior Credit Obligations).
          Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted initially at an initial conversion rate of 22.3474 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $44.75 per share of common stock). The conversion rate is subject to adjustment if certain events occur. Upon conversion of a note, we will pay cash and shares of common stock, if any, based upon a daily conversion value calculated on a proportionate basis for each day in the 20 trading-day cash settlement averaging period as described below under “Conversion Rights-Payment Upon Conversion.” You will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except in limited circumstances described below.
Payments on the Notes; Paying Agent and Registrar
          We will pay principal of certificated notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York. We have initially designated a corporate trust office of Wachovia Bank, National Association as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and the Company may act as paying agent or registrar. Interest (including additional interest, if any), on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the registrar to the contrary.
We will pay principal of and interest on (including any additional interest), notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note.
Transfer and Exchange
          A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the trustee or the registrar for any registration of transfer or exchange of notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted, by the indenture. The Company is not required to transfer or exchange any note selected for redemption or surrendered for conversion. Also, the Company is not required to register any transfer or exchange of any note for a period of 15 days before the mailing of a notice of redemption.
General
          The registered holder of a note will be treated as the owner of it for all purposes.
          The Company does not intend to list the notes on a national securities exchange or interdealer quotation system.
          The indenture does not limit the amount of debt which may be issued by the Company or its Subsidiaries under the indenture or otherwise. The Company has issued, and may be permitted to continue to issue, additional series of debt securities under the other indentures to which it is a party, including the indenture, dated as of March 8, 2001, between the Company, the subsidiary guarantors and National City Bank, as Trustee, relating to the 2008 Notes, the indenture, dated April 15, 2003, between the Company, the subsidiary guarantors and National City Bank, as Trustee, relating to the 2013 Notes and the indentures, dated April 15, 2003 and December 10, 2004, between the Company, the subsidiary guarantors and National City Bank, as Trustee and the Company, the subsidiary guarantors and the U.S. Bank Trust National Association, as Trustee, respectively, relating to the 2023 Notes.
          Other than restrictions described under “Fundamental Change Permits Holders to Require Us to Purchase Notes” and “Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “Conversion Rights—Conversion Rate Adjustments—Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes” and “Conversion Rights—Conversion Rate Adjustments—Conversion After a Public Acquirer Change of Control,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving the Company or in the event of a decline in the credit rating of the Company as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving the Company that could adversely affect such holders.
Interest
          The notes will bear interest at a rate of 2.125% per year until August 1, 2010 and at a rate of 1.875% per year thereafter. Interest on the notes will accrue from August 1, 2005. Interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning February 1, 2006.
          Interest will be paid to the person in whose name a note is registered at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking
          The notes will be general unsecured obligations of the Company that rank senior in right of payment to all future Debt that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated. The notes will effectively rank junior to any secured indebtedness of the Company and similarly the Subsidiary Guarantees will rank junior to any secured indebtedness of the Subsidiary Guarantors, in each case to the extent of the value of the assets securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company, the assets of the Company that secure secured Debt will be available to pay obligations on the notes only after all Debt under such secured Debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The guarantees of the notes will have a similar ranking with respect to secured and unsecured senior Debt of the Subsidiary Guarantors as the notes do with respect to secured and unsecured senior Debt of the Company as well as with respect to any unsecured obligations expressly subordinated in right of payment to the guarantees.
          For the year ended December 31, 2004 and for the six months ended June 30, 2005, our non-guarantor subsidiaries represented less than 3.0% of our revenues, assets and income before income taxes.
          At June 30, 2005, our total consolidated indebtedness was $556.8 million. After giving pro forma effect to the sale of the notes and the use of proceeds therefrom, including the repayment of $100.0 million of indebtedness, the net cost of $53.8 million of the convertible note hedge and warrant option transactions and the purchase of approximately $237.2 million of our common stock, our total consolidated indebtedness would have been $858.5 million.
          In addition to the guarantees of indebtedness under the revolving credit agreement, the 2008 Notes, the 2013 Notes, and the 2023 Notes, Subsidiaries of the Company had additional indebtedness of $12.4 million as of June 30, 2005, consisting of industrial revenue bonds and other liabilities, substantially all of which was secured. Each Subsidiary Guarantee of the notes will be effectively subordinated to all secured Debt of the relevant Subsidiary Guarantor to the extent of the value of the assets securing such Debt. As of June 30, 2005, substantially all of the Company’s Subsidiary Debt was secured, excluding the guarantees of the notes discussed above. The ability of our Subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our Subsidiaries may become a party. We may not be able to comply with the provision of the notes that provides that upon a Fundamental Change each holder may require us to repurchase all or a portion of the notes.
Subsidiary Guarantees
          The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee the Company’s payment obligations under the notes. Each Subsidiary Guarantee will rank equally in right of payment with all existing and future liabilities of Subsidiary Guarantors that are not subordinated. Each Subsidiary Guarantee will effectively rank junior to any secured indebtedness of its respective Subsidiary Guarantor to the extent of the value of the assets securing such indebtedness. The Subsidiary Guarantees with respect to a note will automatically terminate immediately prior to such note’s conversion.
          The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
          In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Subsidiary of the Company, then each such Subsidiary Guarantor will be released from obligations under its Subsidiary Guarantee if all the obligations of such Subsidiary Guarantor under the revolving credit facility, the 2008 Notes, the 2013 Notes, the 2023 Notes and related documentation terminate upon consummation of such transaction.

Optional Redemption
          No sinking fund is provided for the notes. Prior to August 1, 2010, the notes will not be redeemable. On or after August 1, 2010, we may redeem for cash all or part of the notes at any time, upon not less than 35 nor more than 60 days’ notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, for a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest, including any additional interest, to but excluding the redemption date.
          If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, or on a pro rata basis or by another method the trustee considers fair and appropriate.
          If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.
          In the event of any redemption in part, we will not be required to:
•	issue, register the transfer of or exchange any note during a period of 15 days before the mailing of the redemption notice; or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
Conversion Rights
General
          Subject to the conditions described under the headings “— Conversion Upon Satisfaction of Sale Price Condition”, “— Conversion Upon Notice of Redemption”, “— Conversion Upon Specified Corporate Transactions”, “— Conversion Upon Credit Ratings Event” and “— Conversion Rate Adjustments”, holders may convert each of their notes initially at an initial conversion rate of 22.3474 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $44.75 per share of common stock) at any time prior to the close of business on the trading day immediately preceding the maturity date, August 1, 2035. Upon conversion of a note, we will pay cash and shares of our common stock, if any, based on a Daily Conversion Value (as defined below) calculated on a proportionate basis for each day of the 20 trading day Cash Settlement Averaging Period (as defined below), all as set forth below under “—Payment Upon Conversion.” The trustee will initially act as the conversion agent.
          The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.
          Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest and additional interest, if any, unless such conversion occurs between a regular record date and the interest payment date to which it relates. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day prior to the conversion date. Our delivery to you of cash or a combination of cash and the full number of shares of our common stock, if applicable, together with any cash payment for any fractional share, into which a note is convertible, will be deemed to satisfy our obligation to pay:
•	the principal amount of the note; and

•	accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date.

          As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
          Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest and additional interest, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on the notes so converted; provided that no such payment need be made:
•	if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if we have specified a Fundamental Change purchase date (as defined below) that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
          If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
          Holders may surrender their notes for conversion into cash and shares of our common stock, if any, prior to 5:00 p.m., New York City time, on the trading day immediately preceding the maturity date under the following circumstances:
Conversion Upon Satisfaction of Sale Price Condition
          A holder may surrender any of its notes for conversion if the average of the last reported sale prices of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to 120% of the conversion price per share of common stock on such conversion date.
          The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.
          If our common stock is not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.
          If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
Conversion Upon Notice of Redemption
          If we call any or all of the notes for redemption, holders may convert notes that have been so called for redemption at any time prior to the close of business on the third trading day prior to the redemption date, even if the notes are not otherwise convertible at such time.
Conversion Upon Specified Corporate Transactions

          If we elect to:
•	distribute to all or substantially all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock at the time of the distribution; or

•	distribute to all or substantially all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the day preceding the declaration date for such distribution, we must notify the holders of the notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer.
          In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash or property other than securities, a holder may surrender notes for conversion at any time from and after the actual effective date of the transaction until 30 calendar days after the actual effective date of such transaction, or in the case of a consolidation, merger, share exchange or transfer also constituting a Fundamental Change (without giving effect to the 105% Exception), a holder may surrender notes for conversion at any time from and after the actual effective date of the transaction until the repurchase date corresponding to such Fundamental Change. In addition, you may surrender all or a portion of your notes for conversion if a Fundamental Change of the type described in clauses (1) and (5) of the definition of Fundamental Change occurs. In such event, you may surrender notes for conversion at any time beginning on the actual effective date of such Fundamental Change until and including the date which is 30 calendar days after the actual effective date of such transaction or if, later, until the purchase date corresponding to such Fundamental Change.
          If we engage in certain reclassifications of our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note into common stock will be changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its notes immediately prior to the transaction, except as provided below under “—Conversion after a public acquirer change of control.” If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted except in the case of certain public acquirer change of control transactions. If the transaction also constitutes a Fundamental Change, as defined below, a holder can require us to purchase all or a portion of its notes as described below under “—Fundamental change permits holders to require us to purchase notes.”
Conversion Upon Credit Ratings Event
          A holder may convert notes into our common stock at any time after the credit ratings assigned to the notes by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services are lower than Ba3 and BB, respectively, or the notes are no longer rated by at least one of these ratings services.
Conversion Procedures
          If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. If you hold a certificated note, to convert you must

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.
The date you comply with these requirements is the conversion date under the indenture.
          If a holder has already delivered a purchase notice as described under either “—Purchase of Notes By Us at the Option of the Holder” or “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.
Payment upon Conversion
          Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amount for each of the twenty trading days during the Cash Settlement Averaging Period.
          The “Cash Settlement Averaging Period” with respect to any note means the 20 consecutive trading-day period beginning on and including the second trading day after you deliver your conversion notice to the conversion agent, except that with respect to any notice of conversion received after the date of issuance of a notice of redemption as described under “—Optional redemption,” the “Cash Settlement Averaging Period” means the 20 consecutive trading days beginning on and including the twenty-third scheduled trading day prior to the applicable redemption date.
          “Daily Settlement Amount,” for each of the twenty trading days during the Cash Settlement Averaging Period, shall consist of:
•	cash equal to the lesser of $50 and the Daily Conversion Value; and

•	to the extent the Daily Conversion Value exceeds $50, a number of shares equal to, (A) the difference between the Daily Conversion Value and $50, divided by (B) the last reported sale price of our common stock for such day.
          “Daily Conversion Value” means, for each of the 20 consecutive trading days during the Cash Settlement Averaging Period, one-twentieth (1/20) of the product of (1) the applicable conversion rate and (2) the last reported sale prices of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) on such day.
          “Trading day” means a day during which (i) trading in our common stock generally occurs, (ii) there is no Market Disruption Event and (iii) a closing sale price for our common stock is provided on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded.
          “Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day for our common stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.
          We will deliver the Settlement Amount to converting holders on the third business day immediately following the last day of the Cash Settlement Averaging Period.
          We will deliver cash in lieu of any fractional shares of common stock issuable in connection with payment of the Settlement Amount.
Conversion Rate Adjustments
          The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate, as a result of holding the notes, in any of the transactions described below without having to convert their notes.
(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	OS’
OS0
where,
CR0 = the conversion rate in effect immediately prior to such event
CR’ = the conversion rate in effect immediately after such event
OS0 = the number of shares of our common stock outstanding immediately prior to such event
OS’ = the number of shares of our common stock outstanding immediately after such event
(2) If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the business day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR’ = CR0 ×	OS0 + X
OS0 + Y
where,
CR0 = the conversion rate in effect immediately prior to such event
CR’ = the conversion rate in effect immediately after such event
OS0 = the number of shares of our common stock outstanding immediately prior to such event
X = the total number of shares of our common stock issuable pursuant to such rights
Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights divided by the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the record date for the issuance of such rights

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:
•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above; and

•	dividends or distributions paid exclusively in cash;
then the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0– FMV
where,
CR0 = the conversion rate in effect immediately prior to such distribution
CR’ = the conversion rate in effect immediately after such distribution
SP0 = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the record date for such distribution
FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution
          With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

CR’ = CR0 ×	FMV0 + MP0
MP0
where,
CR0 = the conversion rate in effect immediately prior to such distribution
CR’ = the conversion rate in effect immediately after such distribution
FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten consecutive trading-day period after the effective date of the spin-off
MP0 = the average of the last reported sale prices of our common stock over the first ten consecutive trading-day period after the effective date of the spin-off
The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off.
(4) If any cash dividend or distribution made to all or substantially all holders of our common stock during any quarterly fiscal period is in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period (the “Current Dividend Rate”), does not equal $0.15 per share (appropriately adjusted from time to time for any share dividends on, or subdivisions of, our common stock) (the “Initial Dividend Rate”), the conversion rate will be adjusted based on the following formulas:

(a) if the Current Dividend Rate is greater than the Initial Dividend Rate, the conversion rate shall be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0– C
where,
CR0 = the conversion rate in effect immediately prior to the record date for such distribution
CR’ = the conversion rate in effect immediately after the record date for such distribution
SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;
C = the amount in cash per share we distribute to holders of our common stock in excess of $0.15 (appropriately adjusted from time to time for any share dividends on, or subdivisions of, our common stock)
(b) if the Current Dividend Rate is less than the Initial Dividend Rate, the conversion rate shall be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0 + C
where,
CR0 = the conversion rate in effect immediately prior to the record date for such distribution
CR’ = the conversion rate in effect immediately after the record date for such distribution
SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution
C = the amount in cash per share we distribute to holders of our common stock that is below $0.15 (appropriately adjusted from time to time for any share dividends on, or subdivisions of, our common stock)
(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	AC + (SP’ × OS’ )
OS0 × SP’
where,
CR0 = the conversion rate in effect on the date such tender or exchange offer expires
CR’ = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires
AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer
OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires
SP’ = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires
          If, however, the application of the foregoing formulas (other than the formulas set forth in clause (4)(b)) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.
          Notwithstanding the foregoing, in no event will an adjustment to the conversion rate pursuant to clauses (2) through (5) above result in a conversion rate that exceeds 26.8168 shares per $1,000 principal amount of notes.
          Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.
          In the event of:
•	any reclassification of our common stock; or

•	a consolidation, merger or combination involving us; or

•	a sale or conveyance to another person of all or substantially all of our property and assets, in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, you will generally be entitled thereafter to convert your notes into the same type (and in the same proportion) of consideration received by holders of our common stock immediately prior to one of these types of event, except as provided below under “—Conversion after a public acquirer change of control.”
          We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
          A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States Federal Income Tax Considerations.”
          To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to the common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
          The applicable conversion rate will not be adjusted:
•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest and additional interest, if any.
          Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon redemption, upon a Fundamental Change or upon maturity. Except as described above in this section, we will not adjust the conversion rate.
Adjustment to shares delivered upon conversion upon certain Fundamental Changes
          If you elect to convert your notes in connection with a specified corporate transaction that occurs prior to August 1, 2010, and the corporate transaction also constitutes a Fundamental Change (as defined under “—Fundamental change permits holders to require us to purchase notes” but without giving effect to the 105% Exception), in certain circumstances, the conversion rate will be increased by an additional number of shares of common stock (the “additional shares”) as described below. Any conversion occurring at a time when the notes would be convertible in light of the expected or actual occurrence of a Fundamental Change will be deemed to have occurred in connection with such Fundamental Change notwithstanding the fact that a note may then be convertible because another condition to conversion has been satisfied.
          The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the Fundamental Change. If holders of our common stock receive only cash in the Fundamental Change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading-day period ending on the trading day preceding the effective date of the Fundamental Change.
          The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion rate adjustments.”
          The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of notes:

	Stock price
Effective Date	$37.29	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00
August 1, 2005	4.4694	3.8802	2.8242	2.1515	1.7105	1.4113	1.2005	1.0459	0.9280	0.8348	0.7587	0.6949
August 1, 2006	4.4694	3.6726	2.5542	1.8674	1.4368	1.1586	0.9714	0.8397	0.7425	0.6673	0.6068	0.5565
August 1, 2007	4.4694	3.4358	2.2340	1.5311	1.1181	0.8700	0.7148	0.6123	0.5400	0.4857	0.4427	0.4070
August 1, 2008	4.4694	3.1607	1.8383	1.1204	0.7422	0.5428	0.4335	0.3689	0.3264	0.2954	0.2707	0.2500
August 1, 2009	4.4694	2.8430	1.3009	0.5778	0.2846	0.1763	0.1360	0.1177	0.1065	0.0977	0.0903	0.0837
August 1, 2010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $90.00 per share (subject to adjustment), no additional shares will be issued upon conversion.

•	If the stock price is less than $37.29 per share (subject to adjustment), no additional shares will be issued upon conversion.
          Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 26.8168 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion rate adjustments.”
Conversion after a public acquirer change of control
          Notwithstanding the foregoing, in the case of a Fundamental Change constituting a public acquirer change of control (as defined below), we may, in lieu of issuing additional shares upon conversion as described in “—Adjustment to shares delivered upon conversion upon certain Fundamental Changes” above, elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion rights”) into a number of shares of public acquirer common stock (as defined below), still subject to the arrangements for payment upon conversion otherwise applicable, by adjusting the conversion rate in effect immediately before the public acquirer change of control by a fraction,
•	the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change of control, the average of the last reported sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•	the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.
          A “public acquirer change of control” means a Fundamental Change in which the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on The NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement, in such case, all references to public acquirer common stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
          Upon a public acquirer change of control, if we so elect, holders may convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion rights” above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to receive additional shares upon conversion as described under “—Adjustment to shares delivered upon conversion upon certain Fundamental Changes.” We are required to notify holders of our election in our notice to holders of such transaction. In addition, upon a public acquirer change of control, in lieu of converting notes, the holder can, subject to certain conditions, require us to repurchase all or a portion of its notes as described below.
Purchase of Notes By Us at the Option of the Holder
          Holders have the right to require us to purchase the notes on August 1, 2010, August 1, 2015, August 1, 2020, August 1, 2025 and August 1, 2030 (each, a “purchase date”). We will be required to purchase any outstanding notes for which a holder delivers a written purchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant purchase date until the close of business on the fifth business day prior to the purchase date. If the purchase notice is given and withdrawn during such period, we will not be obligated to purchase the related notes. Our purchase obligation will be subject to some additional conditions as described in the indenture. Also, our ability to satisfy our purchase obligations may be affected by the factors described in “Risk Factors” under the caption “We may not have the ability to raise the funds necessary to purchase the notes upon a Fundamental Change or other purchase date, as required by the indenture governing the notes.”
          The purchase price payable will be equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional amounts, to such purchase date. Any notes purchased by us will be paid for in cash.
          On or before the 20th business day prior to each purchase date, we will provide to the trustee, the paying agent and to all holders of the notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:
•	the last date on which a holder may exercise the repurchase right;

•	the repurchase price;

•	the name and address of the paying agent; and

•	the procedures that holders must follow to require us to purchase their notes.
          Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through such other public medium as we may use at that time.
          A notice electing to require us to purchase your notes must state:
•	if certificated notes have been issued, the certificate numbers of the notes, or if not certificated, your notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.
          No notes may be purchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the purchase price of the notes.
          You may withdraw any purchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal must state:
•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.
          You must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the purchase notice to receive payment of the purchase price. You will receive payment promptly following the later of the purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the purchase price of the notes on the business day following the purchase date, then:
•	the notes will cease to be outstanding and interest, including any additional interest, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the purchase price and previously accrued and unpaid interest and additional interest upon delivery or transfer of the notes).
Fundamental Change Permits Holders to Require Us to Purchase Notes
          If a Fundamental Change (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase any or all of your notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including additional interest, to but excluding the Fundamental Change purchase date (unless the Fundamental Change purchase date is between a regular record date and the interest payment date to which it relates). Any notes purchased by us will be paid for in cash.
          A “Fundamental Change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:
(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our Subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;
(2) consummation of any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our Subsidiaries, taken as a whole, to any person other than one of our Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;
(3) continuing directors cease to constitute at least a majority of our board of directors;
(4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(5) our common stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.
A Fundamental Change will not be deemed to have occurred, however, if either:
(1) the last reported sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the Fundamental Change or the announcement thereof, equals or exceeds 105% of the conversion price per share of common stock in effect on each of those trading days (this clause being referred to as the “105% Exception”), or
(2) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.
          “Continuing director” means a director who either was a member of our board of directors on the date of this prospectus or who becomes a director of the Company subsequent to that date and whose election, appointment or nomination for election by our stockholders, is duly approved by a majority of the continuing directors on the board of directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire board of directors of the Company in which such individual is named as nominee for director.
          On or before the 20th day after the occurrence of a Fundamental Change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the Fundamental Change and of the resulting purchase right. Such notice shall state, among other things:
•	the events causing a Fundamental Change;

•	the date of the Fundamental Change;

•	the last date on which a holder may exercise the repurchase right;

•	the Fundamental Change purchase price;

•	the Fundamental Change purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a Fundamental Change purchase notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.
          Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through such other public medium as we may use at that time.
          To exercise the purchase right, you must deliver, on or before the 35th day after the date of our notice of a Fundamental Change, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:
•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.
          You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the Fundamental Change purchase date. The notice of withdrawal shall state:
•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.
          We will be required to purchase the notes no later than 35 business days after the date of our notice of the occurrence of the relevant Fundamental Change subject to extension to comply with applicable law. You will receive payment of the Fundamental Change purchase price promptly following the later of the Fundamental Change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the Fundamental Change purchase price of the notes on the business day following the Fundamental Change purchase date, then:
•	the notes will cease to be outstanding and interest, including any additional interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the Fundamental Change purchase price and previously accrued and unpaid interest (including any additional interest) upon delivery or transfer of the notes).
          The purchase rights of the holders could discourage a potential acquirer of us. The Fundamental Change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
          The term Fundamental Change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a Fundamental Change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
          No notes may be purchased at the option of holders upon a Fundamental Change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the Fundamental Change purchase price of the notes.
          The definition of Fundamental Change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.
          If a Fundamental Change were to occur, we may not have enough funds to pay the Fundamental Change purchase price. See “Risk Factors” under the caption “We may not have the ability to raise the funds necessary to purchase the notes upon a Fundamental Change or other purchase date, as required by the indenture governing the notes.” If we fail to purchase the notes when required following a Fundamental Change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets
          The indenture provides that the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless (i) the resulting, surviving or transferee Person (if not the Company) is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity (if not the Company) expressly assumes by supplemental indenture all the obligations of the Company under the notes, the indenture and, to the extent then still operative, the registration rights agreement; and (ii) immediately after giving effect to such transaction, no Default has occurred and is continuing under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person shall succeed to, and may exercise every right and power of, the Company under the indenture.
          Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Fundamental Change (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.
Future Subsidiary Guarantors
          After August 1, 2005, we will cause each new Subsidiary (other than a Subsidiary that does not guarantee obligations under the Senior Credit Obligations, the 2008 Notes, the 2013 Notes or the 2023 Notes) created or acquired by us or one or more of our Subsidiaries to execute and deliver to the trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of and interest (including additional interest, if any) on the notes on a senior basis; provided that a Subsidiary Guarantee from any Subsidiary will be released upon the release of such Subsidiary from any liability under (x) the indentures relating to the 2008 Notes, the 2013 Notes, the 2023 Notes or any related guarantee or similar obligation and (y) any Senior Credit Obligations and any guarantee or similar obligation in respect thereof; provided that such release of a Subsidiary Guarantor will not occur in the event that Subsidiary Guarantor is required to deliver a guarantee in accordance with the paragraph below and then will only be released in accordance with the paragraph below.
          We will not permit any Subsidiary to guarantee the payment of our Debt unless:
(1) the Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee of payment of the notes by the Subsidiary;
(2) the Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against us or any Subsidiary as a result of any payment by the Subsidiary under its Subsidiary Guarantee; and
(3) the Subsidiary delivers to the trustee an opinion of counsel to the effect that (a) the Subsidiary Guarantee of the notes has been duly executed and authorized and (b) the Subsidiary Guarantee of the notes constitutes a valid, binding and enforceable obligation of the Subsidiary; however, the enforceability of the Subsidiary Guarantee may be limited by bankruptcy, insolvency or similar laws, including, without limitation, all laws relating to fraudulent transfers, and except insofar as enforcement thereof is subject to general principles of equity; provided that such Subsidiary Guarantee will be released upon the release of the Subsidiary from liability in respect of our guarantees of Debt; and, provided, further, that any release of a Subsidiary Guarantee under the preceding provision will not impair the rights of the holders to receive Subsidiary Guarantees of the notes in accordance with this paragraph in the event our future Debt is Guaranteed by the Subsidiary.
Events of Default
          Each of the following is an Event of Default:
(1) default in any payment of interest, including any additional interest (as required by the registration rights agreement) on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(3) failure by the Company to comply with its obligation to convert the notes into cash or a combination of cash and common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for a period of five days;
(4) failure by the Company to comply with its obligations under “Consolidation, Merger and Sale of Assets”;
(5) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the notes or indenture;
(6) default by the Company or any Subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any Debt for money borrowed (other than Non-Recourse Debt of a Non-Recourse Subsidiary) in excess of $20.0 million in the aggregate of the Company and/or any Subsidiary, whether such Debt now exists or shall hereafter be created resulting in such Debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary;
(7) certain events of bankruptcy, insolvency, or reorganization of the Company (the “bankruptcy provisions”); or
(8) a final judgment for the payment of $20.0 million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.
     If an Event of Default occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional interest will be due and payable immediately. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest, including additional interest, on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
     Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any additional interest, when due, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1) such holder has previously given the trustee notice that an Event of Default is continuing;
(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;
(3) such holders have offered the trustee reasonable security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.
     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent Person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.
Modification and Amendment
     Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:
(1) reduce the amount of notes whose holders must consent to an amendment;
(2) reduce the rate of or extend the stated time for payment of interest, including additional interest, on any note;
(3) reduce the principal of or extend the Stated Maturity of any note;
(4) make any change that adversely affects the conversion rights of any notes;
(5) reduce the redemption price, the purchase price or Fundamental Change purchase price of any note or amend or modify in any manner adverse to the holders of notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(6) make any note payable in money other than that stated in the note or, other than in accordance with the provisions of the indenture, eliminate any existing Guarantee of the notes;
(7) impair the right of any holder to receive payment of principal of and interest, including additional interest, on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or
(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
     Without the consent of any holder, the Company and the trustee may amend the indenture to:
(1) cure any ambiguity, omission, defect or inconsistency;
(2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the indenture;
(3) provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);
(4) add guarantees with respect to the notes;
(5) secure the notes;
(6) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;
(7) make any change that does not materially adversely affect the rights of any holder; or
(8) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act.
     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Discharge
     We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any redemption date, or any purchase date, or upon conversion or otherwise, cash or shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Calculations in Respect of Notes
     Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.
Trustee

     Wachovia Bank, National Association is the trustee, security registrar, paying agent and conversion agent.
Governing Law
     The indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
     “2008 Notes” means the Company’s 8% Senior Notes Due 2008.
     “2013 Notes” means the Company’s 6.25% Senior Notes Due 2013.
     “2023 Notes” means the Company’s 2.125% Convertible Senior Notes Due 2023.
     “Debt” means, with respect to any Person on any date of determination (without duplication):
(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);
(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;
(5) capitalized lease obligations and all attributable debt of such Person; and
(6) the principal component of Debt of other Persons to the extent guaranteed by such Person.
     The amount of Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Issue Date” means August 1, 2005.
     “Non-Recourse Debt” means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) in respect of which a default (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would not permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (including any Non-Recourse Subsidiary) to declare a default on such other Debt or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.
     “Non-Recourse Subsidiary” means a Subsidiary which (i) has not acquired any assets (other than cash) directly or indirectly from the Company or any Subsidiary, (ii) only owns assets acquired after the Issue Date or assets acquired prior to the date such entity becomes a Subsidiary and (iii) has no Debt other than Non-Recourse Debt.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.
     “Senior Credit Obligations” means, with respect to the Company, one or more debt facilities (including, without limitation, the Revolving Credit Agreement dated as of May 27, 2005, among the Company, certain subsidiaries of the Company, JP Morgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, SunTrust Bank, UBS Securities LLC, and Merrill Lynch Bank USA, as Documentation Agents, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Sole Book Manager and the lenders parties thereto from time to time, as may be amended or modified from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under any other credit or other agreement or indenture).
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” of the Company means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

Description of Certain Other Indebtedness and Preferred Stock Obligations
Revolving credit facility
          On May 27, 2005, we entered into a five-year $300.0 million unsecured revolving credit facility with a group of lenders, with an uncommitted option to increase the facility by up to an additional $100.0 million. The credit facility is intended to provide financing for general corporate purposes, including working capital, capital expenditures and permitted acquisitions.
Guarantees
          Our obligations under the revolving credit facility are guaranteed by substantially all of our subsidiaries. All guarantees are guarantees of payment and not of collection. The commitments under the revolving credit facility expire on May 27, 2010.
Interest
          Loans under the revolving credit facility bear interest at variable rates which reflect, at our option, (i) the higher of the Federal Funds Rate as published by the Federal Reserve Bank plus one half of 1% or the prime rate as announced by the agent bank from time to time; and (ii) an applicable margin over Eurodollar indices, which ranges from 0.320 to 0.800 percent per annum, depending on our leverage ratio, as defined in the revolving credit facility. We also have the option to request that lenders under the facility advance loans on a competitive bid basis. Competitive borrowings will bear interest at market rates prevailing at the time of borrowing on either a fixed rate or floating rate basis, at our option. The credit facility also provides for a fee on the total average daily amounts of the commitments under the facility, ranging from 0.080 to 0.200 percent per annum, depending on the our leverage ratio. In addition to direct borrowings, the revolving credit facility includes a letter of credit subfacility that may be used to support the issuance of up to $125.0 million of letters of credit. Usage of the letter credit subfacility reduces amounts available for borrowing under the revolving credit facility.
Letter of credit fees
          Letter of credit fees will be equal to the applicable margin for LIBOR loans on a per annum basis plus a fronting fee of 0.125% per annum to be paid to the letter of credit issuing lender for its own account. Fees will be calculated on the aggregate stated amount for each letter of credit for the stated duration thereof.
Covenants
          The credit facility contains various covenants, which, among other things,
•	limit our ability and the ability of certain subsidiaries to borrow and to place liens on our assets or their assets;

•	require us to comply with a fixed charge coverage ratio test and a leverage ratio test;

•	limit our ability to merge with other parties or to sell all or substantially all of our assets;

•	limit our ability to engage in other business activities or engage in transactions with affiliates;

•	limit our and our subsidiaries’ ability to make certain acquisitions; and

•	limit our ability to pay dividends and redeem capital stock.
Events of default
          The revolving credit facility contains events of default that are usual and customary in credit facilities of this type, including:
•	non-payment of principal, interest, fees or other amounts;

•	violation of covenants (with cure periods as applicable);

•	material inaccuracy of representations and warranties;

•	cross-default to other material agreements and indebtedness;

•	bankruptcy and other insolvency events;

•	material judgments;

•	ERISA matters;

•	actual or asserted invalidity of any loan documentation (including any guarantee);

•	loss of licenses; and

•	change of control.
Stock repurchases
          As of June 30, 2005, we had authority to repurchase $100.0 million of our common stock and, as of the same date, we had $43.9 million of this amount remaining. We may use the shares for internal stock option and 401(k) matching programs and for other uses, such as possible future acquisitions. On July 22, 2005, we announced that our board of directors authorized us to repurchase an additional $300.0 million of our common stock through December 31, 2006; a significant portion of the net proceeds from the initial offering of the notes has been used to repurchase our stock pursuant to this authorization. As of September 30, 2005, we had $53.7 million remaining for additional repurchases of our common stock, including the settlement of an accelerated share repurchase agreement.
Senior notes
8% senior notes due 2008
          In March 2001, we issued $200.0 million principal amount of 2008 Notes. In May 2001, we registered identical senior notes with the SEC that were exchanged for the 2008 Notes originally issued in March 2001. The notes are redeemable, at our option, at any time at a price equal to the greater of (a) 100% of their principal amount or (b) the sum of the present values of the remaining scheduled payments of principal and interest, discounted by an applicable treasury rate plus 50 basis points, plus accrued interest to the redemption date. In addition, holders of 2008 Notes may require us to purchase all or a portion of their notes upon a change of control at a purchase price of 101% plus accrued and unpaid interest. Interest on the 2008 Notes is payable semi-annually in March and September.
          In August 2004, we purchased $50.0 million principal amount of the 2008 Notes, pursuant to a cash tender offer. The offer was financed with cash on hand.
6.25% senior notes due 2013
          In April 2003, we issued $200.0 million principal amount of 2013 Notes. In August 2003, we registered identical senior notes with the SEC that were exchanged for the 2013 Notes originally issued in April 2003. The notes are redeemable, at our option, at any time at a price equal to the greater of (a) 100% of their principal amount or (b) the sum of the present values of the remaining scheduled payments of principal and interest, discounted by an applicable treasury rate plus 50 basis points, plus accrued interest to the redemption date. In addition, holders of

2013 Notes may require us to purchase all or a portion of their notes upon a change of control at a purchase price of 101% plus accrued and unpaid interest. Interest on the 2013 Notes is payable semi-annually in May and November.
2.125% convertible senior notes due 2023
          In April 2003, we issued $100.0 million principal amount of 2023 Notes. Interest on the 2023
Notes is payable semi-annually in April and October.
          We may not redeem the 2023 Notes before April 15, 2010. Starting with the six-month period beginning April 15, 2010, we may be obligated to pay contingent interest to the holders of the 2023 Notes under certain circumstances. Holders of the 2023 Notes may convert their notes into shares of our common stock prior to the stated maturity at their option only under the following circumstances:
•	if the average of the last reported sales price of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to 120% of the conversion price per share of common stock on such conversion date;

•	if the 2023 Notes have been called for redemption;

•	upon the occurrence of specified corporate transactions; and

•	if the credit ratings assigned to the notes decline to certain levels.
          The applicable conversion price under the 2023 Notes is $31.12.
          Holders of 2023 Notes may require us to purchase all or a portion of their notes at a purchase price of 100% plus accrued and unpaid interest on April 15, 2008, April 15, 2010, April 15, 2013 and April 15, 2018. In addition, holders of 2023 Notes may require us to purchase all or a portion of their notes upon a fundamental change at a purchase price of 100% plus accrued and unpaid interest. We may elect to satisfy future repurchases of the 2023 Notes, in whole or in part, subject to certain conditions, in shares of our common stock instead of in cash.
          In November 2004, we commenced an offer to exchange the 2023 Notes (‘‘Old 2023 Notes’’) for substantially similar notes with additional provisions that allow us to pay cash for the principal amount of the notes due upon conversion (‘‘New 2023 Notes’’). These terms reduce the number of shares of common stock that we must issue upon conversion. In December 2004, we exchanged $93.4 million principal amount of Old 2023 Notes for $93.4 million principal amount of New 2023 Notes. $6.6 million principal amount of Old 2023 Notes remains outstanding. We are required to pay the purchase price to holders of New 2023 Notes in cash upon redemption on certain dates or in connection with certain events.
Senior note guarantees
          The 2008 Notes, 2013 Notes and 2023 Notes are guaranteed by substantially all of our subsidiaries. All of the subsidiaries that guarantee the 2008 Notes, 2013 Notes and 2023 Notes are wholly owned by us. The guarantees are full and unconditional and joint and several, and the non-guarantor subsidiaries are minor.

Description of Capital Stock
     Our authorized capital stock consists of 300,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. The following summary of our common stock and preferred stock is not complete and may not contain all the information you should consider before investing in the notes or common stock. This description is subject to and qualified in its entirety by provisions of our certificate of incorporation as amended and our amended and restated bylaws, which are incorporated by reference into this prospectus, and by provisions of applicable Delaware law.
Common Stock
     As of September 30, 2005 there were approximately 78,766,487 shares of common stock outstanding and held of record by approximately 2,400 stockholders. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Prior to May 2004, our board of directors was divided into three classes. Directors held office for staggered terms of three years. One of the three classes was elected each year to succeed the directors whose terms were expiring. At our 2004 annual stockholders meeting, the stockholders approved an amendment to our Certificate of Incorporation which eliminated our classified board prospectively. Holders of common stock are entitled to receive any dividends that may be declared by our board of directors ratably out of funds legally available for that purpose. If we are liquidated, dissolved or wound-up, holders of common stock are entitled to receive ratably our net assets available for distribution after the payment of, or adequate provisions for, all of our debts and other liabilities, subject to prior and superior rights of holders of preferred stock. Holders of common stock have no preemptive, subscription, redemption, sinking fund or conversion rights. All of our outstanding shares of common stock have been validly issued and fully paid and are nonassessable. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock, if any.
Preferred Stock
     As of September 30, 2005, there were no shares of preferred stock outstanding. Our certificate of incorporation as amended authorizes the issuance of up to 5,000,000 shares of preferred stock, in one or more series and with such rights, preferences, privileges and restrictions, including voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation rates, liquidation preferences and conversion rights, as our board of directors may determine without further action by the holders of common stock.
Delaware Anti-Takeover Law
     Section 203 of the Delaware General Corporation Law prohibits certain business combination transactions between a Delaware corporation and any “interested stockholder” owning 15% or more of the corporation’s outstanding voting stock for a period of three years after the date on which the stockholder became an interest stockholder, unless:
•	the board of directors approves, prior to the date, either the proposed business combination or the proposed acquisition of stock which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of the those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

•	on or subsequent to the date on which the stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholder’s meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested stockholder.
     Under Delaware law, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interest stockholder.

Shareholder Rights Plan
     Our shareholder rights plan expired on May 2, 2005.
Transfer Agent and Registrar
     The transfer agent and registrar of our common stock is National City Bank.

Certain United States Federal Income Tax Considerations
          The following is a summary of certain material U.S. federal income tax consequences of the ownership of notes and the shares of common stock into which the notes may be converted, as of the date of this prospectus. Except where noted, this summary deals only with a note or share of common stock held as a capital asset. This summary does not deal with special situations, such as:
•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	alternative minimum tax consequences, if any; and

•	any state, local or foreign tax consequences.
          The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.
          If a partnership holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisors.
          If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction. As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock that is, for U.S. federal income tax purposes,
•	an individual citizen or resident of the U.S.;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
          A “non-U.S. holder” is a beneficial owner of notes or shares of common stock (other than a partnership) that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Such entities and individuals should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. holders
Payment of interest
          Interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your usual method of accounting for tax purposes.
Additional payments
          We may be required to pay additional amounts to you in certain circumstances described above under the headings ‘‘Description of notes—Conversion rights.’’ This discussion assumes that the notes will not be treated as contingent payment debt instruments due to the possibility of such additional amounts.
Market discount
          If you acquire a note at a cost less than the stated redemption price at maturity of the note, the amount of such difference is treated as market discount, unless such difference is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the date of acquisition to maturity of the note. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the note or, at your election, under a constant yield method. If such an election is made, it will apply only to the note with respect to which it is made and may not be revoked.
          You may elect to include market discount in income over the remaining term of the note. Once made, this election applies to all market discount obligations acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you acquire a note at a market discount and do not elect to include accrued market discount in income over the remaining term of the note, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.
          If you acquire a note at a market discount, you will be required to treat any gain recognized on the disposition of the note as ordinary income to the extent of accrued market discount not previously included in income with respect to the note. If you dispose of a note with market discount in one of certain otherwise non-taxable transactions, you must include accrued market discount in income as ordinary income as if you had sold the note at its then fair market value.
Amortizable bond premium
          If you acquire a note at a cost greater than the sum of all amounts payable on the note after the acquisition date, other than payments of qualified stated interest, you generally will be considered to have acquired the note with amortizable bond premium, except to the extent such excess is attributable to the note’s conversion feature. The amount attributable to the conversion feature of a note may be determined under any reasonable method, including by comparing the note’s purchase price to the market price of a similar note without a conversion feature.
You generally may elect to amortize bond premium from the acquisition date to the note’s maturity date under a constant yield method. Once made, this election applies to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The amount amortized in any taxable year generally is treated as an offset to interest income on the note and not as a separate deduction.
Sale, exchange, redemption, or other disposition of notes
          Except as provided below under ‘‘Consequences to U.S. holders—Exchange of notes into cash or common stock and cash,’’ you will generally recognize gain or loss upon the sale, exchange, redemption or other disposition of a note equal to the difference between the amount realized (less accrued interest which will be taxable as such)

upon the sale, exchange, redemption or other disposition and your adjusted tax basis in the note. Your tax basis in a note will generally be equal to the amount you paid for the note, increased by any market discount previously included in income with respect to the note, and reduced by any premium previously deducted (or used to offset interest income) with respect to the note. Except as set forth above under “Consequences to U.S. holders-Market discount,” any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.
Exchange of notes into cash or common stock and cash
          The tax treatment of your conversion of a note into cash and common stock is not entirely clear. We intend to take the position that neither gain nor loss will be recognized by holders on the exchange of notes into shares of common stock and cash upon conversion, except to the extent of cash received (including any cash received in lieu of a fractional share) and except to the extent of amounts received with respect to accrued interest, which will be taxable as such. If you receive solely cash in exchange for your notes upon conversion, your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition (as described above under ‘‘Consequences to U.S. holders—Sale, exchange, redemption or other disposition of notes’’). If a combination of cash and stock is received in exchange for your notes upon conversion, we intend to take the position that gain, but not loss, will be recognized equal to the excess of the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be treated as such, and cash in lieu of a fractional share) over your adjusted tax basis in the note (excluding the portion of the tax basis that is allocable to any fractional share), but in no event should the gain recognized exceed the amount of cash received. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your adjusted tax basis in the note that is allocable to the fractional share.
          The tax basis of the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the tax basis of which will equal the amount of accrued interest with respect to which the common stock was received) will equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). Your holding period for shares of common stock will include the period during which you held the notes except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt. You should consult your tax advisors regarding the tax treatment of the receipt of cash and stock in exchange for notes upon conversion.
Dividends
          Distributions, if any, made on our common stock generally will be included in your income as ordinary dividend income to the extent of our current and accumulated earnings and profits. However, with respect to individuals, for taxable years beginning before January 1, 2009, such dividends are generally taxed at the lower applicable long-term capital gains rates provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
Constructive distributions
          The conversion rate of the notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of notes will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.
Sale, exchange, redemption or other taxable disposition of common stock
          Upon the sale, taxable exchange, certain redemptions or other taxable disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by individuals will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Possible effect of the change in conversion after a public acquirer change of control
          In certain situations, we may provide for the conversion of the notes into shares of a public acquirer (as described above under ‘‘Description of Notes—Conversion Rights—Conversion after a public acquirer change of control’’). Depending on the circumstances, such adjustments could result in a deemed taxable exchange to a holder and the modified note could be treated as newly issued at that time.
Information reporting and backup withholding
          Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of common stock and to the proceeds of a sale of a note or share of common stock paid to you unless you are an exempt recipient such as a corporation. A backup withholding tax will apply to those payments if you fail to provide your taxpayer identification number, or certification of foreign or other exempt status, or if you fail to report in full interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished timely to the Internal Revenue Service.
Consequences to non-U.S. holders
Payments of interest
          The 30% U.S. federal withholding tax will not be applied to any payment to you of provided that:
•	interest paid on the note is not effectively connected with your conduct of a trade or business in the U.S.;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an Internal Revenue Service Form W-8BEN (or other applicable form)) or (b) you hold your notes through certain foreign intermediaries or certain foreign partnerships, and you and they satisfy the certification requirements of applicable Treasury regulations.
Special certification rules apply to non-U.S. holders that are pass-through entities.
          If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S. If you are engaged in a trade or business in the U.S. and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then (although you will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. holder as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the U.S.
Dividends and constructive distributions
          Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see ‘‘Consequences to U.S. holders—Constructive distributions’’ above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the U.S. and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
          A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.
Sale, exchange, redemption, conversion or other disposition of notes or shares of common stock
          Gain on the sale, exchange, redemption or other taxable disposition of a note, as well as upon the conversion of a note into cash or into a combination of cash and stock, or common stock will not be subject to U.S. federal income tax unless:
•	that gain is effectively connected with your conduct of a trade or business in the U.S. (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a ‘‘U.S. real property holding corporation’’ (a ‘‘USRPHC’’) for U.S. federal income tax purposes during the shorter of your holding period or the 5-year period ending on the date of disposition of the notes or common stock, as the case may be.

          If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition under regular graduated U.S. federal income tax rates. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, conversion or other taxable disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the U.S. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.
          Any stock which you receive on the sale, exchange, redemption, conversion or other disposition of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under ‘‘Consequences to non-U.S. holders—Payments of interest.’’
          We believe that we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and because we own a large amount of U.S. real property interests, there is a risk that we will be treated as a USRPHC either presently or in the future. However, so long as our common stock is regularly traded on an established securities market for purposes of the Treasury Regulations relating to USRPHCs, the notes will be treated as U.S. real property interests (i) if the notes are not regularly traded on an established securities market for purposes of the Treasury Regulations relating to USRPHCs, and you acquired notes with an aggregate fair market value as of the date any notes were acquired that exceeded 5 percent of the aggregate fair market value of the total outstanding class of common stock into which the notes were convertible on such date, or (ii) if the notes are regularly traded on an established securities market for purposes of the Treasury Regulations relating to USRPHCs, and you, at any time during the five year period ending on the date of disposition, actually or constructively held more than 5 percent of the notes. In the case of a disposition of common stock, so long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you, at any time during the five-year period ending on the date of disposition, actually or constructively hold more than 5 percent of the common stock. You are urged to consult your tax advisors regarding a disposition of the notes or common stock.
Information reporting and backup withholding
          Generally, we must report annually to the Internal Revenue Service and to you the amount of interest and dividends paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
          In general, you will not be subject to backup withholding with respect to payments of interest or dividends that we make to you, provided the statement described above in the last bullet point under ‘‘Consequences to non-U.S. holders—Payments of interest’’ has been received (and we do not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient).
          In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received (and we do not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient) or you otherwise establish an exemption.
          Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished timely to the Internal Revenue Service.

Selling Securityholders
          The notes were originally issued by Manor Care and sold by the initial purchasers of the notes in a transaction exempt from the registration requirements of the Securities Act of 1933 to persons reasonably believed by the initial purchasers to be qualified institutional buyers as defined by Rule 144A under the Securities Act of 1933. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and shares of common stock into which the notes are convertible.
          The following table sets forth information, as of October 17, 2005, with respect to the selling securityholders and the principal amounts of notes beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the notes or the common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or the common stock, we cannot estimate the amount of the notes or the common stock that will be held by the selling securityholders upon termination of any of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act of 1933. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $400,000,000 aggregate principal amount of notes outstanding.
          The number of shares of common stock issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling securityholder at a maximum conversion rate of 26.8168 shares per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. This conversion price is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time. Information concerning other selling securityholders will be set forth in prospectus supplements from time to time, if required. The number of shares of common stock owned by the other selling securityholders or any future transferee from any such holder assumes that they do not beneficially own any common stock other than common stock into which the notes are convertible.

	Principal Amount of
	Notes Beneficially		Percentage of
	Owned and Offered	Percentage of	Common Stock	Common Stock
Name	Hereby	Notes Outstanding	Outstanding(1)	Offered Hereby(2)
ADAR Investment Fund Ltd	$34,000,000	8.50%	1.14%	911,771
Alabama Children’s Hospital Foundation	$35,000	0.01%	0.00%	939
American Express Funds (SICAV)	$500,000	0.13%	0.02%	13,408
American Investors Life Insurance Company	$2,000,000	0.50%	0.07%	53,634
Amerisure Mutual Insurance	$5,100,000	1.28%	0.17%	136,766
AmerUs Life Insurance Company	$3,500,000	0.88%	0.12%	93,859
Aristeia International Limited	$21,400,000	5.35%	0.72%	573,880
Aristeia Trading LLC	$3,600,000	0.90%	0.12%	96,540
Attorneys’ Title Insurance Fund	$205,000	0.05%	0.01%	5,497
Aviva Life Insurance Co.	$2,400,000	0.60%	0.08%	64,360
Banc of America (Nations Convertible Securities Fund)	$2,500,000	0.63%	0.09%	67,042
Bancroft Convertible Fund, Inc.	$2,000,000	0.50%	0.07%	53,634
Bankers Life Insurance Company of New York	$500,000	0.13%	0.02%	13,408
Black Diamond Offshore Ltd.	$750,000	0.19%	0.03%	20,113
CALAMOS Market Neutral Fund — CALAMOS Investment Trust	$2,000,000	0.50%	0.07%	53,634
Chrysler Corporation Master Retirement Fund	$8,790,000	2.20%	0.30%	235,720
City of Cincinnati Retirement System	$250,000	0.06%	0.01%	6,704
CQS Convertible and Quantitative Strategies Master Fund Limited	$2,500,000	0.63%	0.09%	67,042
Delta Air Lines Master Trust — CV	$1,560,000	0.39%	0.05%	41,834
Delta Pilots Disability & Survivorship Trust — CV	$840,000	0.21%	0.03%	22,526
Double Black Diamond Offshore LDC	$4,250,000	1.06%	0.14%	113,971
Duke Endowment	$245,000	0.06%	0.01%	6,570

	Principal Amount of
	Notes Beneficially		Percentage of
	Owned and Offered	Percentage of	Common Stock	Common Stock
Name	Hereby	Notes Outstanding	Outstanding(1)	Offered Hereby(2)
Earlham Foundation	$25,000	0.01%	0.00%	670
Ellsworth Convertible Growth and Income Fund, Inc.	$2,000,000	0.50%	0.07%	53,634
F.M. Kirby Foundation, Inc.	$1,265,000	0.32%	0.04%	33,923
Fore Convertible Master Fund, Ltd.	$6,000,000	1.50%	0.20%	160,901
Fore ERISA Fund, Ltd.	$1,000,000	0.25%	0.03%	26,817
FrontPoint Convertible Arbitrage Fund, L.P.	$5,000,000	1.25%	0.17%	134,084
Goldman, Sachs & Co.	$13,500,000	3.38%	0.46%	362,027
Guggenheim Portfolio Company VIII (Cayman), Ltd.	$1,000,000	0.25%	0.03%	26,817
Indianapolis Life Insurance Company	$15,000,000	3.75%	0.51%	402,252
Inflective Convertible Opportunity Fund I, L.P.	$1,000,000	0.25%	0.03%	26,817
Inflective Convertible Opportunity Fund I, Limited	$3,500,000	0.88%	0.12%	93,859
ING Equity Income Fund	$2,738,000	0.68%	0.09%	73,424
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust	$645,000	0.16%	0.02%	17,297
International Truck & Engine Corporation Retiree Health Benefit Trust	$385,000	0.10%	0.01%	10,324
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust	$350,000	0.09%	0.01%	9,386
JPMorgan Securities Inc	$1,500,000	0.38%	0.05%	40,225
KBC Financial Products USA, Inc.	$1,500,000	0.38%	0.05%	40,225
LDG Limited	$256,000	0.06%	0.01%	6,865
Louisiana CCRF	$100,000	0.03%	0.00%	2,682
Lyxor/Inflective Convertible Opportunity Fund	$1,000,000	0.25%	0.03%	26,817
Lyxor/Quest Fund Ltd.	$700,000	0.18%	0.02%	18,772
Man Mac 1, Ltd.	$3,000,000	0.75%	0.10%	80,450
McMahon Securities Co., L.P.	$2,000,000	0.50%	0.07%	53,634
Microsoft Corporation	$1,585,000	0.40%	0.05%	42,505
Morgan Stanley Convertible Securities Trust	$1,800,000	0.45%	0.06%	48,270
Morgan Stanley Fundamental Value Fund	$282,000	0.07%	0.01%	7,562
MSS Convertible Arbitrage Fund	$45,000	0.01%	0.00%	1,207
OCM Convertible Trust	$2,805,000	0.70%	0.10%	75,221
OCM Global Convertible Securities Fund	$380,000	0.10%	0.01%	10,190
Partner Reinsurance Company Ltd.	$1,355,000	0.34%	0.05%	36,337
Quest Global Convertible Master Fund Ltd.	$300,000	0.08%	0.01%	8,045
Qwest Occupational Health Trust	$650,000	0.16%	0.02%	17,431
Qwest Pension Trust	$1,510,000	0.38%	0.05%	40,493
Rampart Convertible Arbitrage Investors, LLC	$1,500,000	0.38%	0.05%	40,225
Satellite Convertible Arbitrage Master Fund LLC	$2,500,000	0.63%	0.09%	67,042
SG Americas Securities LLC	$2,000,000	0.50%	0.07%	53,634
SOCS, Ltd.	$2,500,000	0.63%	0.09%	67,042
Sphinx Fund	$364,000	0.09%	0.01%	9,761
State Employees’ Retirement Fund of the State of Delaware	$2,120,000	0.53%	0.07%	56,852
The Kellogg Co Master Retirement Trust	$75,000	0.02%	0.00%	2,011
The Kellogg Company — Welfare Benefit Trust	$25,000	0.01%	0.00%	670
The Salvation Army — Eastern Territory	$25,000	0.01%	0.00%	670
The St. Paul Travelers Companies, Inc. — Commercial Lines	$2,240,000	0.56%	0.08%	60,070
TQA Master Fund	$2,264,000	0.57%	0.08%	60,713
TQA Master Plus Fund	$3,647,000	0.91%	0.12%	97,801

	Principal Amount of
	Notes Beneficially		Percentage of
	Owned and Offered	Percentage of	Common Stock	Common Stock
Name	Hereby	Notes Outstanding	Outstanding(1)	Offered Hereby(2)
UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage II Master Limited	$85,000	0.02%	0.00%	2,279
UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage Master Limited	$1,915,000	0.48%	0.07%	51,354
UBS Securities LLC	$2,375,000	0.59%	0.08%	63,690
UIF Equity Income Fund	$804,000	0.20%	0.03%	21,561
University of Southern California	$250,000	0.06%	0.01%	6,704
UnumProvident Corporation	$825,000	0.21%	0.03%	22,124
US Allianz Equity Income Fund	$335,000	0.08%	0.01%	8,984
US Bank FBO Benedictine Health Systems	$250,000	0.06%	0.01%	6,704
Van Kampen Equity and Income Fund	$35,841,000	8.96%	1.21%	961,141
Van Kampen Harbor Fund	$2,200,000	0.55%	0.07%	58,997
Vanguard Convertible Securities Fund, Inc.	$11,250,000	2.81%	0.38%	301,689
Vicis Capital Master Fund	$10,575,000	2.64%	0.36%	283,588
Virginia Retirement System	$3,645,000	0.91%	0.12%	97,747
Wachovia Capital Markets LLC	$1,600,000	0.40%	0.05%	42,907
Wyeth Retirement Plan — U.S. Master Trust	$50,000	0.01%	0.00%	1,341
Zurich Institutional Benchmark Master Fund	$424,000	0.11%	0.01%	11,370

Total(3)	$264,785,000	66.20%	8.97%	7,100,686

(1)	Calculated based on 78,766,487 shares of our common stock outstanding as of September 30, 2005. In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all that holders’s notes, but we did not assume conversion of any other holder’s notes.

(2)	Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder’s notes, based on the maximum conversion rate of 26.8168 shares of our common stock per $1,000 principal amount at maturity of the notes. This conversion rate is subject to adjustment, however, as described under “Description of notes— Conversion rights— conversion rate adjustments.” As a result, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future.

(3)	Because certain of the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information presented in this table, this prospectus may not reflect the exact principal amount of notes held by each selling securityholder on the date of this prospectus. The maximum aggregate principal amount of notes that may be sold pursuant to this prospectus will not exceed $400,000,000.

Plan of Distribution
     The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors may sell the notes and the common stock issuable upon conversion of the notes directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The common stock may be sold in one or more transactions at:
•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
     These sales may be effected in transactions:
•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.
     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.
     In connection with the sale of the notes and the common stock issuable upon conversion of the notes or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the notes and the common stock issuable upon conversion of the notes short and deliver these securities to close out such short positions, or loan or pledge the notes or the common stock issuable upon conversion of the notes to broker-dealers that in turn may sell these securities.
     The aggregate proceeds to the selling securityholders from the sale of the notes or the common stock issuable upon conversion of the notes offered by them hereby will be the purchase price of the notes or the common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     Our outstanding common stock is listed for trading on the New York Stock Exchange. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market and can give no assurance about the development of any trading market for the notes.

     In order to comply with the securities laws of some states, if applicable, the notes and the common stock issuable upon conversion of the notes may be sold in these jurisdictions only through registered or licensed brokers or dealers.
     The selling securityholders and any broker-dealers or agents that participate in the sale of the notes and the common stock issuable upon conversion of the notes may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Profits on the sale of the notes and the common stock issuable upon conversion of the notes by selling securityholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Selling securityholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933. To the extent the selling securityholders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act of 1933.
     The selling securityholders and any other person participating in a distribution will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Regulation M of the Securities Exchange Act of 1934 may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.
     To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling securityholders.
     A selling securityholder may decide not to sell any notes or the common stock issuable upon conversion of the notes described in this prospectus. We cannot assure holders that any selling securityholder will use this prospectus to sell any or all of the notes or the common stock issuable upon conversion of the notes. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act of 1933 may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the notes and the common stock issuable upon conversion of the notes by other means not described in this prospectus.
     With respect to a particular offering of the notes and the common stock issuable upon conversion of the notes, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:
•	the specific notes or common stock to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting, compensation from the selling securityholders.
     We entered into the registration rights agreement for the benefit of holders of the notes to register their notes and the common stock issuable upon conversion of the notes under applicable federal and state securities laws under certain circumstances and at certain times. The registration rights agreement provides that the selling securityholders and we will indemnify each other and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the common stock issuable upon conversion of the notes, including liabilities under the Securities Act of 1933, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the notes and the common stock issuable upon conversion of the notes to the public, but each selling securityholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.
Validity of Securities
     The validity of the notes and the shares of our common stock issuable upon conversion of the notes have been passed upon for us by Latham & Watkins LLP, Chicago, Illinois, and R. Jeffrey Bixler, Esq., Vice President, General Counsel and Secretary of the Company.
Experts
     Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report (Form 10-K) for the year ended December 31, 2004 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, as set forth in their reports thereon incorporated by reference herein. Our financial statements and schedule and management’s assessment have been incorporated herein by reference in reliance upon Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

Manor Care, Inc.
$400,000,000
2.125% Convertible Senior Notes due 2035
Shares of Common Stock Issuable Upon Conversion of the Notes

PROSPECTUS
             , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The expenses to be paid in connection with the distribution of the securities being registered are as set forth in the following table:

Amount

Securities and Exchange Commission Fee	$47,080.00
NYSE Additional Listing Fee	2,500.00
*Legal Fees and Expenses	80,000.00
*Accounting Fees and Expenses	12,500.00
*Printing Expenses	35,000.00
*Miscellaneous	22,920.00

Total	$200,000.00

*	Estimated
     We will bear each of the expenses in the above table.
ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article VIII of the Manor Care Certificate of Incorporation contains a provision eliminating or limiting director liability to Manor Care and its stockholders for monetary damages arising from acts or omissions in the director’s capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director’s duty of loyalty to Manor Care or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the board of directors of Manor Care protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of Manor Care or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.
     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article VIII of the Manor Care Certificate of Incorporation and Article 3, Section 14 of the Manor Care Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of Manor Care who, by reason of the fact that he or she is a director, officer, employee, or agent of Manor Care, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.
     Manor Care has entered into agreements with all of its directors and its executive officers pursuant to which Manor Care has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law.

ITEM 16. EXHIBITS
INDEX

4.1	Indenture, dated as of August 1, 2005, among Manor Care, Inc., the subsidiary guarantors as named therein and Wachovia Bank, National Association, as trustee (filed as exhibit 4.1 to Manor Care, Inc.’s Form 8-K filed August 1, 2005 and incorporated herein by reference)

4.2	Form of 2.125% Convertible Senior Note due 2035 (filed as exhibit 4.2 to Manor Care, Inc.’s Form 8-K filed August 1, 2005 and incorporated herein by reference)

4.3	Registration Rights Agreement, dated as of August 1, 2005, among Manor Care, Inc, the guarantors as named therein and the initial purchasers named therein (filed as exhibit 4.3 to Manor Care, Inc.’s Form 8-K filed August 1, 2005 and incorporated herein by reference)

4.4	Certificate of Incorporation including all amendments (filed as exhibit 3.1 to Manor Care, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference)

4.5	Amended and Restated By-laws of Manor Care, Inc. (filed as exhibit 3.1 to Manor Care, Inc.’s Form 8-K filed February 7, 2005 and incorporated herein by reference)

*4.6	Specimen certificate representing the Common Stock of Manor Care, Inc.

*5.1	Opinion of Latham & Watkins LLP

*5.2	Opinion of R. Jeffrey Bixler, Esq.

*12.1	Statement re Computation of Ratios

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

*23.3	Consent of R. Jeffrey Bixler, Esq. (included in Exhibit 5.2)

*24.1	Power of Attorney of the Company

*24.2	Power of Attorney of the Guarantors

*25.1	Statement of Eligibility of Trustee on Form T-1

*	Filed herewith.

ITEM 17. UNDERTAKINGS
     (a) The undersigned registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on date set forth below.

Manor Care, Inc.
By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler
Vice President, General Counsel and Secretary

DATE: October 18, 2005

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2005.

SIGNATURE	TITLE

* Mary Taylor Behrens	Director

* Joseph F. Damico	Director

* William H. Longfield	Director

* Geoffrey G. Meyers	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Spencer C. Moler	Vice President and Controller (Principal Accounting Officer)

* Paul A. Ormond	President and Chief Executive Officer (Principal Executive Officer); Chairman of the Board; Director

* John T. Schwieters	Director

* Richard C. Tuttle	Director

* M. Keith Weikel	Senior Executive Vice President and Chief Operating Officer; Director

* Gail R. Wilensky	Director

* Thomas L. Young	Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Attorney-in-fact

Group 1 Co-Registrants
     Pursuant to the requirements of the Securities Act of 1933, the Group 1 Co-Registrants listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

HCR INFORMATION CORPORATION
HCR REHABILITATION CORP.
HCRC INC.
HEALTH CARE AND RETIREMENT
     CORPORATION OF AMERICA
HEARTLAND REHABILITATION SERVICES, INC.
HCR HOME HEALTH CARE AND HOSPICE, INC.
HEARTLAND INFORMATION SERVICES, INC.
(F/K/A HEARTLAND MEDICAL INFORMATION SERVICES, INC.)
MANOR CARE OF AMERICA, INC
MANORCARE HEALTH SERVICES, INC.

By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above-referenced Group 1 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director

* Geoffrey G. Meyers	Director

* M. Keith Weikel	Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Group 1 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Attorney-in-fact for the Group
1 Co-Registrants

Group 2 Co-Registrants
     Pursuant to the requirements of the Securities Act of 1933, the Group 2 Co-Registrants listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.
AMERICAN HOSPITAL BUILDING CORPORATION
AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.
AMERICANA HEALTHCARE CORPORATION OF GEORGIA
ANCILLARY SERVICES MANAGEMENT, INC.
BAILY NURSING HOME, INC.
BIRCHWOOD MANOR, INC.
BLUE RIDGE REHABILITATION SERVICES, INC.
CANTERBURY VILLAGE, INC.
CHARLES MANOR, INC.
CHESAPEAKE MANOR, INC.
DEKALB HEALTHCARE CORPORATION
DEVON MANOR CORPORATION
DISTCO, INC.
DIVERSIFIED REHABILITATION SERVICES, INC.
DONAHOE MANOR, INC.
EAST MICHIGAN CARE CORPORATION
EXECUTIVE ADVERTISING, INC.
EYE-Q NETWORK, INC.
FOUR SEASONS NURSING CENTERS, INC.
GEORGIAN BLOOMFIELD, INC.
GREENVIEW MANOR, INC.
HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.
HCR PHYSICIAN MANAGEMENT SERVICES, INC.
HCRA OF TEXAS, INC.
HCR MANORCARE SERVICES, INC. (F/K/A HEARTLAND CAREPARTNERS, INC.)
HEARTLAND THERAPY PROVIDER NETWORK, INC.
HEARTLAND HOME CARE, INC.
HEARTLAND HOME HEALTH CARE SERVICES, INC.
HEARTLAND HOSPICE SERVICES, INC.
HEARTLAND MANAGEMENT SERVICES, INC.
HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.
HEARTLAND SERVICES CORP.
HERBERT LASKIN, RPT — JOHN MCKENZIE, RPT PHYSICAL THERAPY PROFESSIONAL ASSOCIATES, INC.
HGCC OF ALLENTOWN, INC.
INDUSTRIAL WASTES, INC.
IONIA MANOR, INC.
JACKSONVILLE HEALTHCARE CORPORATION
KNOLLVIEW MANOR, INC.
LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.
LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC.
LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.
LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.
LINCOLN HEALTH CARE, INC.
MANOR CARE AVIATION, INC.
MANOR CARE OF AKRON, INC.
MANOR CARE OF ARIZONA, INC.
MANOR CARE OF ARLINGTON, INC.
MANOR CARE OF CANTON, INC.
MANOR CARE OF CHARLESTON, INC.
MANOR CARE OF CINCINNATI, INC.
MANOR CARE OF COLUMBIA, INC.
MANOR CARE OF DARIEN, INC.
MANOR CARE OF DELAWARE COUNTY, INC.
MANOR CARE OF HINSDALE, INC.

MANOR CARE OF KANSAS, INC.
MANOR CARE OF KINGSTON COURT, INC.
MANOR CARE OF LARGO, INC.
MANOR CARE OF LEXINGTON, INC.
MANOR CARE OF MEADOW PARK, INC.
MANOR CARE OF MIAMISBURG, INC.
MANOR CARE OF NORTH OLMSTED, INC.
MANOR CARE OF PINEHURST, INC.
MANOR CARE OF ROLLING MEADOWS, INC.
MANOR CARE OF ROSSVILLE, INC.
MANOR CARE OF WILLOUGHBY, INC.
MANOR CARE OF WILMINGTON, INC.
MANOR CARE OF YORK (NORTH), INC.
MANOR CARE OF YORK (SOUTH), INC.
MANOR CARE SUPPLY COMPANY
MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.
MANORCARE HEALTH SERVICES OF OKLAHOMA, INC.
MANORCARE HEALTH SERVICES OF VIRGINIA, INC.
MARINA VIEW MANOR, INC.
MEDI-SPEECH SERVICE, INC.
MID-SHORE PHYSICAL THERAPY ASSOCIATES, INC.
MILESTONE HEALTH SYSTEMS, INC.
MILESTONE HEALTHCARE, INC.
MILESTONE REHABILITATION SERVICES, INC.
MILESTONE STAFFING SERVICES, INC.
MILESTONE THERAPY SERVICES, INC.
PEAK REHABILITATION, INC.
PERRYSBURG PHYSICAL THERAPY, INC.
PNEUMATIC CONCRETE, INC.
PORTFOLIO ONE, INC.
REHABILITATION ADMINISTRATION CORPORATION
REHABILITATION ASSOCIATES, INC.
REHABILITATION SERVICES OF ROANOKE, INC.
REINBOLT & BURKAM, INC.
RICHARDS HEALTHCARE, INC.
RIDGEVIEW MANOR, INC.
ROLAND PARK NURSING CENTER, INC.
RVA MANAGEMENT SERVICES, INC.
SILVER SPRING — WHEATON NURSING HOME, INC.
SPRINGHILL MANOR, INC.
STEWALL CORPORATION
STRATFORD MANOR, INC.
STUTEX CORP.
SUN VALLEY MANOR, INC.
THE NIGHTINGALE NURSING HOME, INC.
THERASPORT PHYSICAL THERAPY, INC.
THREE RIVERS MANOR, INC.
TOTALCARE CLINICAL LABORATORIES, INC.
WASHTENAW HILLS MANOR, INC.
WHITEHALL MANOR, INC.

By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of each of the above-referenced Group 2 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005.

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* R. Jeffrey Bixler	Sole Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 2 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as Attorney-in-fact for the Group 2 Co-Registrants

Group 3 Co-Registrant
     Pursuant to the requirements of the Securities Act of 1933, the Group 3 Co-Registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

MNR FINANCE CORP.

By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above-referenced Group 3 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005.

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)
* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director

* R. Jeffrey Bixler	Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 3 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as
Attorney-in-fact of the Group 3 Co-Registrant

Group 4 Co-Registrants
     Pursuant to the requirements of the Securities Act of 1933, the Group 4 Co-Registrants listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

ANNANDALE ARDEN, LLC
BAINBRIDGE ARDEN, LLC
BINGHAM FARMS ARDEN, LLC
COLONIE ARDEN, LLC
CRESTVIEW HILLS ARDEN, LLC
FIRST LOUISVILLE ARDEN, LLC
GENEVA ARDEN, LLC
HANOVER ARDEN, LLC
JEFFERSON ARDEN, LLC
KENWOOD ARDEN, LLC
LIVONIA ARDEN, LLC
MEMPHIS ARDEN, LLC
NAPA ARDEN, LLC
ROANOKE ARDEN, LLC
SAN ANTONIO ARDEN, LLC
SILVER SPRING ARDEN, LLC
SUSQUEHANNA ARDEN LLC
TAMPA ARDEN, LLC
WALL ARDEN, LLC
WARMINSTER ARDEN LLC
WILLIAMSVILLE ARDEN, LLC

By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of each of the above- referenced Group 4 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director of Manor Care of America, Inc., Sole Member of each of the above-referenced limited liability companies

* Geoffrey G. Meyers	Director of Manor Care of America, Inc., Sole Member of each of the above-referenced limited liability companies

SIGNATURE	TITLE

* M. Keith Weikel	Director of Manor Care of America, Inc., Sole Member of each of the above-referenced limited liability companies

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 4 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 4 Co-Registrants

Group 5 Co-Registrants
     Pursuant to the requirements of the Securities Act of 1933, the Group 5 Co-Registrants listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

BATH ARDEN, LLC
CLAIRE BRIDGE OF ANDERSON, LLC
CLAIRE BRIDGE OF AUSTIN, LLC
CLAIRE BRIDGE OF KENWOOD, LLC
CLAIRE BRIDGE OF SAN ANTONIO, LLC
CLAIRE BRIDGE OF SUSQUEHANNA, LLC
CLAIRE BRIDGE OF WARMINSTER, LLC
FRESNO ARDEN, LLC
TUSCAWILLA ARDEN, LLC

By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of each of the above-referenced Group 5 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director of ManorCare Health Services, Inc., Sole Member of each of the above-referenced limited liability companies

* Geoffrey G. Meyers	Director of ManorCare Health Services, Inc., Sole Member of each of the above-referenced limited liability companies

SIGNATURE	TITLE
* M. Keith Weikel	Director of ManorCare Health Services, Inc.,

Sole Member of each of the above-referenced limited liability companies

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 5 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 5 Co-Registrants

Group 6 Co-Registrant
     Pursuant to the requirements of the Securities Act of 1933, the Group 6 Co-Registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

ANCILLARY SERVICES, LLC
By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above-referenced Group 6 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005.

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director of Heartland Rehabilitation Services, Inc., Sole Member of the above-referenced limited liability company

* Geoffrey G. Meyers	Director of Heartland Rehabilitation Services, Inc., Sole Member of the above-referenced limited liability company

* M. Keith Weikel	Director of Heartland Rehabilitation Services, Inc., Sole Member of the above-referenced limited liability company

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 6 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 6 Co-Registrant

Group 7 Co-Registrant
     Pursuant to the requirements of the Securities Act of 1933, the Group 7 Co-Registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

IN HOME HEALTH, INC.
By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above-referenced Group 7 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005.

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Office (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial Officer)

* Steven M. Cavanaugh	Vice President, Director & Assistant Secretary

* Geoffrey G. Meyers	Director

* M. Keith Weikel	Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 7 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 7 Co-Registrant

Group 8 Co-Registrant
     Pursuant to the requirements of the Securities Act of 1933, the Group 8 Co-Registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

BOOTH LIMITED PARTNERSHIP
By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above-referenced Group 8 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005.

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* R. Jeffrey Bixler	Vice President, General Counsel, Secretary and Sole Director of Jacksonville Healthcare Corporation, General Partner of the above-referenced limited partnership

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 8 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 8 Co-Registrant

Group 9 Co-Registrant
     Pursuant to the requirements of the Securities Act of 1933, the Group 9 Co-Registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

COLEWOOD LIMITED PARTNERSHIP
By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above-referenced Group 9 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005.

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* R. Jeffrey Bixler	Vice President, General Counsel, Secretary and Sole Director of American Hospital Building Corporation, General Partner of the above-referenced limited partnership

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 9 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as
Attorney-in-fact of the Group 9 Co-Registrant

Group 10 Co-Registrant
     Pursuant to the requirements of the Securities Act of 1933, the Group 10 Co-Registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

HEARTLAND EMPLOYMENT SERVICES, LLC
By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of each of the above-referenced Group 10 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director of Health Care and Retirement Corporation of America, Managing Member of the above-referenced limited liability company

* Geoffrey G. Meyers	Director of Health Care and Retirement Corporation of America, Managing Member of the above-referenced limited liability company

* M. Keith Weikel	Director of Health Care and Retirement Corporation of America, Managing Member of the above-referenced limited liability company

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 10 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as
Attorney-in-fact of the Group 10 Co-Registrants

Group 11 Co-Registrant
     Pursuant to the requirements of the Securities Act of 1933, the Group 11 Co-Registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on October 18, 2005.

HEARTLAND CARE, LLC
By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of each of the above-referenced Group 11 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2005

SIGNATURE	TITLE
* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* R. Jeffrey Bixler	Sole Director of HCR Manor Care Services, Inc., Managing Member of the above-referenced limited liability company

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 11 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 11 Co-Registrant

Exhibit Index

Exhibit
Number	Description
4.1	Indenture, dated as of August 1, 2005, among Manor Care, Inc., the subsidiary guarantors as named therein and Wachovia Bank, National Association, as trustee (filed as exhibit 4.1 to Manor Care, Inc.’s Form 8-K filed August 1, 2005 and incorporated herein by reference)

4.2	Form of 2.125% Convertible Senior Note due 2035 (filed as exhibit 4.2 to Manor Care, Inc.’s Form 8-K filed August 1, 2005 and incorporated herein by reference)

4.3	Registration Rights Agreement, dated as of August 1, 2005, among Manor Care, Inc, the guarantors as named therein and the initial purchasers named therein (filed as exhibit 4.3 to Manor Care, Inc.’s Form 8-K filed August 1, 2005 and incorporated herein by reference)

4.4	Certificate of Incorporation including all amendments (filed as exhibit 3.1 to Manor Care, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference)

4.5	Amended and Restated By-laws of Manor Care, Inc. (filed as exhibit 3.1 to Manor Care, Inc.’s Form 8-K filed February 7, 2005 and incorporated herein by reference)

*4.6	Specimen certificate representing the Common Stock of Manor Care, Inc.

*5.1	Opinion of Latham & Watkins LLP

*5.2	Opinion of R. Jeffrey Bixler, Esq.

*12.1	Statement re Computation of Ratios

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

*23.3	Consent of R. Jeffrey Bixler, Esq. (included in Exhibit 5.2)

*24.1	Power of Attorney of the Company

*24.2	Power of Attorney of the Guarantors

*25.1	Statement of Eligibility of Trustee on Form T-1

*	Filed herewith.